EXHIBIT 10.23


                                                                        10/31/03











                               AGREEMENT NO. C-020

                          MINERA HECLA VENEZOLANA, C.A.
                                 LA CAMORRA MINE

                            PRODUCTION SHAFT FACILITY

AGREEMENT NO. C-020
PRODUCTION SHAFT FACILITY                                           PAGE 1 OF 3





                               AGREEMENT NO. C-020



                                 LA CAMORRA MINE
                            PRODUCTION SHAFT FACILITY





                          MINERA HECLA VENEZOLANA C.A.
                                    ("OWNER")

                                       AND


                             REDPATH VENEZOLANA C.A.
                                 ("CONTRACTOR")










                             DATED: OCTOBER 31, 2003







MINERA HECLA VENEZOLANA, C.A.                                        10/31/2003
LA CAMORRA MINE

AGREEMENT NO. C-020
PRODUCTION SHAFT FACILITY                                           PAGE 2 OF 3



                               AGREEMENT NO. C-020



A. MINERA HECLA VENEZOLANA C.A. (formerly Monarch Minera Suramericana, C.A.) a commercial company domiciled in Ciudad Guayana, Venezuela, with an office address at 6500 N. Mineral Drive, Suite 200, Coeur d'Alene, Idaho 83815-9408 (hereinafter referred to as "Owner")

         and

B. REDPATH VENEZOLANA C.A. a commercial company organized and existing under the laws of the State of Bolivar, Venezuela, with an office address at 1360 Greg Street, Suite 111, Sparks, Nevada 89431 (hereinafter referred to as "Contractor").


WITNESSETH, that in consideration of their respective promises and obligations herein set forth, the Owner and the Contractor agree as follows:



         1. THE AGREEMENT: This Agreement is comprised of all of the documents enumerated below (the " Agreement"). All of said documents, in their entirety, comprise this Agreement and are incorporated herein as if set forth at length. If conflict exists within or between the Agreement and applicable industry standards or applicable codes, ordinances or other legal requirements, the more stringent requirements shall apply.

                           o     General Conditions     -     Section I
                           o     Special Conditions     -     Section II
                           o     Scope of Work          -     Section III
                           o     Schedule of Values     -     Section IV
                           o     Work Schedule          -     Section V
                           o     Specifications         -     Section VI
                           o     Technical Drawings     -     Section VII
                           o     Forms                  -     Section VIII











MINERA HECLA VENEZOLANA, C.A.                                        10/31/2003
LA CAMORRA MINE

AGREEMENT NO. C-020
PRODUCTION SHAFT FACILITY                                           PAGE 3 OF 3


         2.       WORK, AGREEMENT TIME AND AGREEMENT PRICE :

                  a.- The Work means Production Shaft Facility as described in
                  Section III of the Agreement.

                  b.- Agreement Time means the time period provided for in the Work Schedule of the Agreement.

                  c.- Agreement Price means the sum of Five-million nine-hundred twelve thousand seven-hundred fourteen only Dollars ($5,912,714.00) that the Owner will pay to the Contractor as the Agreement Price, in United States of America funds for completion of the Work as provided in the General Conditions. Both Agreement Price and Agreement Time are subject to all of the Terms and Conditions in this Agreement.




IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day year first above written.

REDPATH VENEZOLANA C.A.                   MINERA HECLA VENEZOLANA C.A.


By:  /s/  Chris Hickey                    By:  /s/ Tom Fudge
    ---------------------------------         ----------------------------------


Name:    Chris Hickey                     Name:   Tom Fudge
    ---------------------------------         ----------------------------------


Title:   General Manager                  Title:  President
    ---------------------------------         ----------------------------------






















MINERA HECLA VENEZOLANA, C.A.                                        2/27/2004
LA CAMORRA MINE

                               AGREEMENT NO. C-020

                                    SECTION I

                               GENERAL CONDITIONS

                         SECTION I - GENERAL CONDITIONS

                             MINERA HECLA VENEZOLANA


ARTICLE 1 - DEFINITIONS.......................................................1

1.1.     THE AGREEMENT........................................................1
1.2.     THE OWNER............................................................2
1.3.     THE OWNER'S REPRESENTATIVE...........................................2
1.4.     THE CONTRACTOR.......................................................2
1.5.     THE WORK.............................................................3
1.6.     SUBCONTRACTOR; SUB-SUBCONTRACTORS....................................3
1.7.     THE JOB SITE.........................................................3
1.8.     THE PROJECT..........................................................3
1.9.     PROVIDE..............................................................3
1.10.    PLANS................................................................3
1.11.    SPECIFICATIONS.......................................................3
1.12.    AGREEMENT TIME.......................................................3
1.13.    AGREEMENT PRICE......................................................4

ARTICLE 2 - THE AGREEMENT DOCUMENTS...........................................4

2.1.     EXECUTION, INTENT AND INTERPRETATIONS................................4
2.2.     COPIES FURNISHED; OWNERSHIP..........................................5
2.3.     NO ORAL WAIVER.......................................................5

ARTICLE 3 - OWNER.............................................................6

3.1.     EASEMENTS AND RIGHTS-OF-WAY..........................................6
3.2      ACCESS...............................................................6

ARTICLE 4 - THE OWNER'S REPRESENTATIVE........................................6

4.1.     CONTRACTUAL RELATIONSHIPS............................................6
4.2.     ROLE.................................................................6

ARTICLE 5 - CONTRACTOR........................................................7

5.1.     REVIEW OF AGREEMENT..................................................7
5.2.     SUPERVISION AND CONSTRUCTION PROCEDURES..............................7
5.3.     MATERIALS AND EQUIPMENT..............................................8
5.4.     WARRANTY.............................................................9
5.5.     TAXES: FEES AND LICENSES: ROYALTIES AND PATENTS......................9
5.6.     COMPLIANCE WITH LAWS................................................10
5.7.     TESTS...............................................................11
5.8.     CONTRACTORS REPRESENTATIONS AND WARRANTIES..........................12
5.9.     GENERAL.............................................................12

ARTICLE 6 - SUBCONTRACTORS...................................................12

6.1.     GENERAL.............................................................12
6.2.     AWARD OF SUBCONTRACTS...............................................12

6.3.     SUBCONTRACTUAL RELATIONS............................................13
6.4.     PAYMENTS TO SUBCONTRACTORS..........................................14

ARTICLE 7 - SEPARATE CONTRACTS...............................................14

7.1.     OWNER'S RIGHT TO AWARD SEPARATE CONTRACTS...........................15
7.2.     MUTUAL RESPONSIBILITY OF CONTRACTORS................................15

ARTICLE 8 - TIME.............................................................16

8.1.     DEFINITIONS.........................................................16
8.2.     PROGRESS AND COMPLETION; SCHEDULING.................................17
8.3.     DELAYS, EXTENSIONS OF TIME AND OVERTIME.............................18
8.4.     TEMPORARY SUSPENSION OF WORK........................................20

ARTICLE 9 - PAYMENTS AND COMPLETION..........................................20

9.1.     APPLICATIONS FOR PAYMENT; PASSAGE OF TITLE..........................21
9.2.     APPROVALS OF APPLICATIONS FOR PAYMENT...............................22
9.3.     PAYMENTS WITHHELD; OWNER'S RIGHT TO MAKE DIRECT
             PAYMENTS FOR WORK...............................................23
9.4.     SUBSTANTIAL COMPLETION AND FINAL PAYMENT............................24
9.5.     BENEFICIAL USE AND OCCUPANCY; PARTIAL
             SUBSTANTIAL COMPLETION..........................................27

ARTICLE 10 - PROTECTION OF PERSONS AND PROPERTY..............................27

10.1.    RESPONSIBILITY FOR SAFETY AND HEALTH................................27
10.2.    PROTECTION OF WORK AND PROPERTY;
              RESPONSIBILITY FOR LOSS........................................29
10.3.    SURFACE OR SUBSURFACE WATER.........................................31
10.4.    EMERGENCIES.........................................................31
10.5.    CLEANUP.............................................................31
10.6.    OWNER'S STANDARDS...................................................32

ARTICLE 11 - INSURANCE.......................................................32

11.1     INSURANCE FURNISHED BY OWNER........................................32
11.2     NO OTHER INSURANCE FURNISHED BY OWNER...............................33
11.3     CONTRACTOR'S INSURANCE; CERTIFICATES................................33
11.4     CANCELLATION; ADDITIONAL INSUREDS...................................34
11.5     WAIVERS.............................................................34
11.6     CLAIMS..............................................................35
11.7     ALTERNATIVE POLICIES................................................35

ARTICLE 12 - INDEMNIFICATION.................................................35

12.1.    INDEMNIFICATION.....................................................35
12.2.    GENERAL.............................................................36

ARTICLE 13 - CHANGES IN THE WORK.............................................36

13.1.    CHANGE ORDERS AND DIRECTIVES........................................36
13.2.    CHANGES REQUIRING AN INCREASE IN AGREEMENT PRICE....................37
13.3.    CHANGES REQUIRING A DECREASE IN AGREEMENT PRICE.....................38
13.4.    DISPUTES REGARDING CHANGES..........................................39
13.5.    AUDIT RIGHTS........................................................39

ARTICLE 14 - CLAIMS..........................................................40

14.1.    CLAIMS FOR EXTENSIONS OF AGREEMENT TIME.............................40
14.2.    CLAIMS FOR INCREASES IN AGREEMENT PRICE.............................40

ARTICLE 15 - UNCOVERING AND CORRECTION OF WORK;
               OWNER'S RIGHT TO CARRY OUT WORK...............................41

15.1.    UNCOVERING OF WORK..................................................41
15.2.    CORRECTION OF WORK..................................................41
15.3.    OWNER'S RIGHT TO CARRY OUT WORK.....................................43
15.4.    ACCEPTANCE OF DEFECTIVE OR NON-CONFORMING WORK......................44

ARTICLE 16 - TERMINATION OF CONTRACTOR.......................................44

16.1.    TERMINATION BY OWNER FOR CAUSE......................................44
16.2.    TERMINATION BY OWNER WITHOUT CAUSE..................................45
16.3.    TERMINATION BY CONTRACTOR FOR CAUSE.................................46

ARTICLE 17 - MISCELLANEOUS PROVISIONS........................................46

17.1.    GOVERNING LAW.......................................................46
17.2.    ASSIGNABILITY; SUCCESSORS AND ASSIGNS...............................47
17.3.    NOTICE..............................................................47
17.4.    PERFORMANCE AND PAYMENT BONDS.......................................47
17.5.    MAINTENANCE OF HARMONIOUS RELATIONS.................................48
17.6.    UNION AGREEMENTS....................................................48
17.7.    USE OF OWNER'S NAME.................................................49
17.8.    GENERAL WARRANTIES AND REPRESENTATIONS..............................49
17.9.    GENERAL.............................................................50

ARTICLE 18 - EQUAL OPPORTUNITY...............................................50

18.1.    POLICIES OF EMPLOYMENT..............................................50
18.2.    ASSIGNABILITY; SUCCESSORS AND ASSIGNS...............................51
18.3.    NOTICE..............................................................51

                                    ARTICLE 1
                                   DEFINITIONS

1.1. THE AGREEMENT. This document, the "General Conditions of the AGREEMENT for Construction" (referred to herein as the "General Conditions") is a part of the AGREEMENT. The AGREEMENT represents the entire and integrated agreement between the parties hereto and supersedes all prior negotiations, representations or agreements, either written or oral. The AGREEMENT and/or any portion thereof may be amended or modified only by a Modification, as defined below. The AGREEMENT and the documents it comprises are as follows: General Conditions, Special Conditions, Scope of Work, Schedule of Values, Work Schedule, Specifications, and Technical Drawings. All of the aforementioned documents are incorporated by reference herein, as if set forth at length. The AGREEMENT does NOT include bidding documents, such as the Invitation For Bids, the Invitation To Bid, the Instructions to Bidders, the Contractor's Bid or Bid Addenda.

         1.1.1. An Addendum is a written or graphic instrument issued by the Owner prior to the execution of the AGREEMENT which sets forth additions, clarifications, deletions or other revisions to the AGREEMENT, Bid and Pre-Bid documents and other documents.

         1.1.2. A Modification to the AGREEMENT or any of the documents comprising the AGREEMENT may be accomplished by: (a.) a Change Order; (b.) a unilateral Directive by the Owner or its representative; or (c.) any other written amendment to the General Conditions or other document comprising the AGREEMENT. A Modification may be made only after execution of the AGREEMENT. No Directive shall be construed as a Modification (e.g., Change Order, or Extra Work Order) unless it expressly so states.

         1.1.3. A Change Order is a written Modification executed by both parties (except in the event of a unilateral Change Order as herein provided) and consisting of additions, deletions or other changes to the AGREEMENT. A Change Order may be accomplished by and/or may identify additional or revised Drawings, sketches or other written instructions that become and form a part of the AGREEMENT by virtue of the Change Order. Except as otherwise noted herein, a change in the Work, or a change in the time for completion or in the AGREEMENT's Price shall become the subject of a Change Order.

         1.1.4. A Directive is a written document issued by the Owner or its representative consisting of additions, deletions, clarifications or other written instructions with respect to the performance of the Work or the activities of the Contractor (by way of example, on the Job Site or the property of the Owner). A Directive may include, but shall not be limited to, a bulletin, an engineering change, or other orders or instructions. Directives may become the subject of a Change Order, either singularly or collectively. Directives shall become the subject of a Change Order if they involve a change in the AGREEMENT time and/or AGREEMENT Price.

1.2. THE OWNER. The Owner, Hecla Mining Company, is the organization identified as such in the AGREEMENT. The term "Owner," whenever it appears in the AGREEMENT, means the Owner and/or the Owner's Representative acting on behalf of, or for the benefit of the Owner [except as otherwise specified in the AGREEMENT (or General Conditions) or as the context otherwise requires]; provided, however, that with respect to any provisions of the General Conditions which require the Contractor to provide insurance for the protection of the Owner or to release the Owner from, or waive, any claims the Contractor may have against it, the term "Owner" shall mean the Owner and the Owner's Representative, and the parent, related, affiliated and subsidiary companies of the Owner (if any) and the officers, directors, agents, employees and assigns of each, and shall, to the extent applicable, include the parent, related, affiliated and subsidiary companies of the Owner's Representative and the officers, directors, agents, employees and assigns of each.

1.3. THE OWNER'S REPRESENTATIVE. The Owner's Representative is the person or organization designated from time to time by the Owner to act as its representative as identified in Paragraph 1.2 above, or the most current Modification thereto.

1.4. THE CONTRACTOR. The Contractor is the person or organization identified as such in the AGREEMENT (including these General Conditions). The Contractor shall designate a sufficient number of Project Representatives so there shall be at least one authorized representative on the Job Site at all times during which Work is being performed including, without limitation, a site manager (herein referred to as the "Site Manager") to whom the Project Representative(s) report, and who shall at all times have authority to act (in all capacities necessary for the Work) for and bind the Contractor.

1.5. THE WORK. The Work is all labor, equipment, materials, and other activities required to complete "The Project", as defined in Paragraph 1.8 and Articles 2., 5., and 6. that also define AGREEMENT Time and AGREEMENT Price.

1.6. SUBCONTRACTOR; SUB-SUBCONTRACTOR.

         1.6.1. A Subcontractor is a person or organization having a direct agreement (i.e., contract) with the Contractor to perform any of the Work at the Job Site or to supply any materials and equipment to be incorporated in, or utilized in connection with the Work.

         1.6.2. A Sub-subcontractor is a person or organization having a direct or indirect contract (on any tier) with a Subcontractor to perform any of the Work at the Job Site and to supply any materials or equipment to be incorporated in, or utilized in connection with, the Work.

1.7. THE JOB SITE. The Job Site shall mean the area in which the Work is to be performed and such other areas as may be designated by the Owner for the storage of a Contractor's materials and equipment.

1.8. THE PROJECT. The Project is the total construction of which the Work may be the whole or a part.

1.9. PROVIDE. Except as the context otherwise requires, the term "provide" means to furnish, fabricate, complete, deliver, install and erect, including all labor materials, equipment, apparatus, appurtenances and expenses, necessary to complete in place, ready for operation or use under the terms of the AGREEMENT.

1.10 PLANS. Wherever the words "Plan" or "Plans" are used in the General Conditions or the documents comprising the AGREEMENT, they shall be construed as having the same meaning as Drawing or Drawings (as referred to in the AGREEMENT).

1.11 SPECIFICATIONS. The Specifications shall include those referred to in the AGREEMENT.

1.12 AGREEMENT TIME. The AGREEMENT Time wherever it shall appear in the General Conditions and throughout the AGREEMENT shall be taken to mean the time required for completion of the Work subject to all the terms and conditions in the AGREEMENT.

1.13 AGREEMENT PRICE. The AGREEMENT Price wherever it shall appear in the General Conditions and throughout the AGREEMENT shall be taken to mean the price to be paid to the Contractor as set forth in the Schedule of Values subject to all the terms and conditions in the AGREEMENT.

                                    ARTICLE 2
                             THE AGREEMENT DOCUMENTS

2.1. EXECUTION, INTENT AND INTERPRETATIONS.

         2.1.1. The Contractor warrants and represents that, in executing the AGREEMENT and undertaking the Work, it has not relied upon any oral inducement or representation by the Owner, the Owner's Representative or any of their officers or agents as to the nature of the Work, the Job Site, the Project conditions or otherwise.

         2.1.2. The documents comprising the AGREEMENT are complementary, and what is required by any one shall be as binding as if required by all. If the documents do not specifically allow the Contractor a choice as to the quality or cost of items to be furnished, but could be interpreted to permit such a choice, subject to confirmation or approval by the Owner, they shall be construed to require the Contractor to furnish the best quality. Words and abbreviations which have well-known technical or trade meanings are used in The AGREEMENT Documents in accordance with such recognized meanings.

         2.1.3. Where conflict exists within or between parts of the AGREEMENT, or between the AGREEMENT Documents and either applicable industry standards or applicable codes, ordinances or other legal requirements, the more stringent requirements shall apply. If the Contractor is required to perform any extra or corrective Work to comply with the prior sentences, it shall not be entitled to an increase in time for completion or for money, and no claim shall result from such compliance.

         2.1.4. The organization of the Specifications into divisions, sections and articles, and the arrangement of Drawings, are not intended to influence the Contractor in its division of Work among Subcontractors or its establishment of the extent of the Work to be performed by any trade.

         2.1.5. The Contractor shall submit a written request to the Owner for any interpretations it deems necessary for the proper execution or progress of the Work. Such interpretations shall be issued in writing.

         2.1.6. The terms of the Agreement are based on the geological, political, currency, economic, social, work force, Separate Contractors and other conditions, factors and project circumstances as they are believed by the Contractor to exist, but the Owner does not represent that such conditions, factors and project circumstances actually exist.

         2.1.7. The Contractor shall conduct any tests, surveys or investigations relating to the Job Site it deems necessary or desirable prior to the signing of this Agreement. Subject to the next following sentence, the Contractor shall accept full responsibility for any loss sustained by it as a result of any variances between its understood Job Site-related conditions, factors and project circumstances on which the Agreement is based and the actual Job Site-related conditions, factors or project circumstances that exist or occur during the progress of the Work. The Contractor shall not be responsible for conditions, factors and project circumstances that could not be reasonably anticipated at the time of the signing of this Agreement.

         2.1.8. The Contractor shall develop and maintain current "as-built" Plans to be provided to the Owner in accordance with Subparagraph 9.4.2. The Owner may inspect and copy such Plans at any time during the course of the Work.

2.2. COPIES FURNISHED; OWNERSHIP. All documents comprising or relating to the AGREEMENT, and copies thereof furnished by the Owner or the Owner's Representative are and shall remain the Owner's property. They are not to be published or used by the Contractor on any other project and, with the exception of one complete set for the Contractor, are to be returned to the Owner upon completion of the Work.

2.3. NO ORAL WAIVER. The provisions of the AGREEMENT cannot be amended, modified, varied or waived in any respect except by a Modification signed by the Owner or its representative. The Contractor is hereby given notice that no person has authority to orally waive, or to release the Contractor from, any of the Contractor's duties or obligations under or arising out of this Contract. Any waiver, approval or consent granted to the Contractor shall be limited to those matters specifically and expressly stated thereby to be waived, approved or consented to and shall not relieve the Contractor of the obligation to obtain any future waiver, approval or consent. Despite any prior waiver, approval or consent as to any particular matter, the Owner may at any time require strict compliance with the AGREEMENT as to any other matter.

                                    ARTICLE 3
                                      OWNER

3.1. EASEMENTS AND RIGHTS-OF-WAY. The Owner shall obtain and pay for any easements and rights-of-way required for permanent structures.

3.2. ACCESS. The Owner shall at all times have access to the Work at each and every stage of preparation and progress. The Contractor shall provide facilities (including, without limitation, roadways) for such access.

                                    ARTICLE 4
                           THE OWNER'S REPRESENTATIVE

4.1. CONTRACTUAL RELATIONSHIPS. Nothing contained in the AGREEMENT shall create any contractual relationship between the Owner's Representative and the Contractor; provided , however, that the Owner's Representative shall be deemed to be a third party beneficiary of those obligations of the Contractor to the Owner's Representative as imposed by the AGREEMENT (including, but not limited to, the Owner's Representative's rights pursuant to Paragraph 7.2. and Articles 10 and 11 of these General Conditions).

4.2. ROLE. Except as otherwise provided in the AGREEMENT, and until the Contractor is notified in writing to the contrary, all actions to be taken by, all approvals, notices, consent, directions and instructions to be given by, all notices and other matters to be delivered to, all determinations and decisions to be made by and, in general, all other action to be taken by, or given to, the Owner shall be taken, given and made by, or delivered or given to, the Owner's Representative in the name of and on behalf of the Owner; provided, however, that the Owner (and not the Owner's Representative) shall be solely obligated to the Contractor for all sums required to be paid by the Owner to the Contractor hereunder. If the Owner is an organization, then it shall, in turn, act through such person or persons as it may designate in writing from time to time. Only those so designated are authorized to grant on behalf of the Owner any approval, consent or waiver with respect to the AGREEMENT or the Work, or to otherwise act for the Owner in any capacity whatsoever.

                                    ARTICLE 5
                                   CONTRACTOR

5.1. REVIEW OF AGREEMENT. In addition to the representations and warranties contained in Article 9 of the AGREEMENT, the Contractor acknowledges that prior to execution of the AGREEMENT it has thoroughly reviewed and inspected the AGREEMENT, and satisfied itself regarding any error, inconsistency, discrepancy, ambiguity, omission, insufficiency of detail or explanation. The Owner shall be neither responsible for any costs, nor liable to the Contractor for any damage, resulting from any matter that the Contractor should have reasonably discovered. The Contractor shall perform no portion of the Work at any time without the approved relevant portion of the AGREEMENT or, where required, shop drawings, product data or samples for such portions being on the A/E's action stamp, as appropriate. Work performed in violation of this provision shall be at the Contractor's risk. Nothing in this Paragraph 5.1. shall in any way limit the effects of Article 9 of the General Conditions.

5.2. SUPERVISION AND CONSTRUCTION PROCEDURES.

         5.2.1. The Contractor shall supervise and direct the Work, using its best skill and attention. The Contractor shall be solely responsible for all construction means, methods, techniques, sequences, coordination, scheduling (subject to Article 8) and procedures, for all cleanup and for all safety and weather precautions and programs, in connection with the Work.

         5.2.2. The Contractor shall employ a competent Site Manager and necessary assistants who shall be in attendance at the Job Site during the progress of the Work and who shall be satisfactory to the Owner. The Contractor shall remove any of its employees or agents (including, without limitation, the Site Manager) from the Project upon instructions from the Owner. The Site Manager shall not be changed except with the consent of the Owner unless the Site Manager ceases to be in the Contractor's employ.

         5.2.3. The Contractor shall be responsible to the Owner for the acts and omissions of its employees. It shall also be responsible to the Owner for the acts and omissions of its Subcontractors and Sub-subcontractors, their agents and employees, and other persons performing any of the Work, in the same manner as if they were the acts and omissions of persons directly employed by the Contractor.

         5.2.4. The Contractor shall not be relieved of its obligations to perform the Work in accordance with the AGREEMENT either by the activities or duties of the Owner in its administration of the Contract, including, without limitation, by any inspections or tests required or performed under Paragraph 5.7., or by approvals or other similar action with regard to shop drawings or submittal (of any type), or by the activities of persons other than the Contractor with respect to the Project. Further, notwithstanding the fact that a dispute, controversy or other question may have arisen between the parties hereto relating to the execution or progress of the Work, the interpretation of the documents comprising the AGREEMENT, the payment of any monies, the delivery of any materials or any other matter whatsoever, the Contractor shall not be relieved of its obligations to pursue the Work diligently under the AGREEMENT pending the determination of such dispute, controversy or other question.

         5.2.5 The Contractor shall establish, implement and supervise the submission of shop drawings and other submittal (of any type) in accordance with the schedule and any milestones and provide all copies to Owner. The Contractor shall note any variances between any such shop drawings or other submittal and the AGREEMENT for the benefit of the Owner at the time of submission. No approval or other similar action regarding any such submission shall be binding in any way upon the Owner.

5.3  MATERIALS AND EQUIPMENT

         5.3.1. The Contractor shall, if so directed by the Owner, cause any or all materials and equipment to be manufactured in advance, and be warehoused either at the factory or elsewhere at the Contractor's cost. The Contractor shall cause all materials and equipment to be delivered to the Job Site in accordance with any schedule or schedules therefore established from time to time and approved by the Owner and, in any event, in a manner which will assure the timely progress and completion of the Work but will not encumber the Job Site. Materials delivered to the Job Site for incorporation in the Work shall not be removed from the Job Site without the consent of, or unless directed by, the Owner.

         5.3.2. The Owner may, from time to time during the performance of the Work and without any liability or obligation whatsoever to the Contractor or any of its Subcontractors or Sub-subcontractors, direct the Contractor to relocate, or cause to be relocated, to any other location on or off the Job Site, as designated by the Owner, any materials, equipment, office or storage trailers, storage sheds or the like brought onto the Owner's property by the Contractor or any of its Subcontractors or Sub-subcontractors, with which directions the Contractor shall promptly comply. Should such relocation not be completed within the time established by the Owner, the Owner may accomplish such relocation and offset the costs incurred by it in accomplishing the same against any amounts then or thereafter due to the Contractor.

         5.3.3. The Contractor shall give, or shall require its Subcontractors and their Sub-subcontractors to give, full and accurate quality, performance and delivery status reports, in a form satisfactory to the Owner, regarding any materials and equipment, or such other data with respect thereto as may be requested by the Owner, and shall obtain for the Owner the written assurances of any manufacturer that its material or equipment is designed, and appropriate, for the use intended.

5.4 WARRANTY. The Contractor warrants to the Owner that all materials and equipment furnished under this AGREEMENT shall be new unless otherwise specified, and that all Work shall be of good quality, free from faults and defects and in conformance with the AGREEMENT. All Work not so conforming to these standards may be considered defective. This warranty is not limited by the provisions of Paragraph 15.2. of these General Conditions or Article 9 of the AGREEMENT. All warranties and guarantees from Subcontractors or Sub-subcontractors (including, without limitation, manufacturers) shall be assignable to the Owner regardless of whether it is so stated therein, and the Contractor agrees to assign all such warranties and guarantees to the Owner and deliver them pursuant to Subparagraph 9.4.2. The Contractor's obligations under this Paragraph shall survive the expiration or sooner termination of the AGREEMENT.

5.5. TAXES: FEES AND LICENSES: ROYALTIES AND PATENTS.

         5.5.1. The Contractor shall pay, or cause to be paid, all import duties and sales, consumer, use, excise, value added and ad valorem taxes required to be paid in connection with the Work or upon materials, tools or equipment brought to the Job Site or used in the Work. If any of the foregoing taxes are not paid in a timely manner, the Owner may withhold the amount of any such taxes from any amounts owing to the Contractor under the AGREEMENT, submit the amount so withheld to the appropriate taxing authority on behalf of the Contractor or its Subcontractors or Sub-subcontractors and offset said amount against the AGREEMENT Price. The Contractor acknowledges and agrees that the payments under the Agreement will be subject to income tax withholding in accordance with the terms of the Partial Regulations of the Income Tax Law Regarding Withholdings, as well as other withholdings that may be required from time to time under Venezuelan or other applicable law. The Contractor further agrees that all invoices in connection to the Project submitted to the Owner will conform to Venezuelan law requirements so that they are valid for income tax and value added tax purposes.

         5.5.2. The Contractor shall secure and pay for all governmental fees, permits and licenses which the Owner is not specifically required to provide and pay for under the AGREEMENT.

         5.5.3. The Contractor shall pay all royalties and license fees incident to the use of any invention, design, process or device which is the subject of patent rights or copyrights held by others, all of which shall be deemed included in the AGREEMENT Price. The Contractor shall not unlawfully use or install any patented or copyrighted article and shall indemnify the Owner from and against all actions, suits, judgments, losses, costs or expenses, including attorneys' fees, arising out of any claims for infringement of, or otherwise related to, any patent rights or copyrights. In the event of any injunction or legal action arising out of any such infringement which has the effect of delaying the Work, the Owner may require the Contractor to substitute such other articles of like kind which will make it possible to proceed with and complete the Work, and all costs and expenses occasioned thereby shall be borne by the Contractor.

5.6. COMPLIANCE WITH LAWS. The Contractor shall, at its cost and expense, comply with each and every applicable U.S. and Venezuelan Federal, State and local law, ordinance, code, rule and regulation, as well as the lawful order or decree of any public or quasi-public authority, bearing on the performance of the Work specifically including, but not limited to, those specified in Subparagraph 10.1.2., and all applicable building codes. It shall be the responsibility of the Contractor to familiarize itself with all of the same, and any performance of the Work by or on behalf of the Contractor which is not in compliance therewith shall be at the Contractor's sole risk and expense. The Contractor shall notify the Owner prior to execution of the AGREEMENT (and, without limiting the duty of such prior notice, continuously thereafter) of any instances where the AGREEMENT is, or where the Contractor believes the AGREEMENT is, not in compliance with the same.

5.7. TESTS.

         5.7.1. If the AGREEMENT, or any laws, ordinance, rules, regulations, or any orders or decrees of any public or quasi-public authority having jurisdiction, or common practice in the industry, require or dictate that the Contractor have any portion of the Work inspected, tested or approved, the Contractor shall advise the Owner in a timely manner (in writing, if practicable) of its readiness and of the date arranged so that the Owner may observe such inspection, testing or approval. The Contractor shall bear all costs of such inspections, tests and approvals except as otherwise specified.

         5.7.2. The Owner may require any special inspection, testing or approval of the Work not included under Subparagraph 5.7.1., or any more stringent inspection, testing or approval thereof, in which event it shall instruct the Contractor to order such inspection, testing, or approval, and the Contractor shall advise the Owner in a timely manner (in writing, if practicable) as in Subparagraph 5.7.1. If such inspection or testing reveals any failure of the Work or the performance thereof to comply with the more stringent of: (a.) the requirements of the AGREEMENT; (b.) applicable industry standards; or (c.) applicable laws, ordinances, codes , rules, regulations or orders or decrees of any public or quasi-public authority having jurisdiction, or reveals any defect in the Work, the Contractor shall bear the costs of such inspection or testing and all costs to correct the Work to the satisfaction of the Owner, which, if incurred by the Owner, may be offset by the Owner against any amounts held on behalf of the Contractor or then or thereafter due to the Contractor. If such inspection or testing proves that the Work was performed properly, the Owner shall bear the costs of such inspection or testing.

         5.7.3. Required certificates of inspection, testing or approval shall be secured by the Contractor and promptly delivered by it to the Owner.

5.8 CONTRACTORS REPRESENTATIONS AND WARRANTIES. The Contractor represents and warrants to the Owner that (a) it has the necessary equipment, personnel, skill and expertise to perform and to complete the Work in accordance with the Agreement Schedule, and is legally capable of performing the Work in Venezuela;(b) it will, except as specifically stipulated otherwise in the Agreement Documents, provide all the labor materials, equipment, plant, services, and facilities which are necessary for the performance of, and perform, all of the Work and fulfill all of the obligations set out in the Agreement Documents; and (c) will diligently carry out the Work, and complete all of the Work, in a manner which shall be certified by the Owner as acceptable and complete, within the AGREEMENT Time shall be deemed to be material and of the essence of this AGREEMENT.

5.9. GENERAL. The duties and responsibilities of the Contractor as set forth in this Article 5 are in addition to, and not in lieu of, other duties and responsibilities of the Contractor enumerated elsewhere in the AGREEMENT.

                                   ARTICLE 6
                                 SUBCONTRACTORS

6.1. GENERAL. Nothing contained in the AGREEMENT shall create any contractual relationship between the Owner or the Owner's Representative and any Subcontractor or Sub-subcontractor. However, it is acknowledged that the Owner and the Owner's Representative are intended third party beneficiaries of the obligations of the Subcontractors and Sub-subcontractors related to the Work and the Project.

6.2. AWARD OF SUBCONTRACTS.

         6.2.1. The Contractor shall, prior to awarding any subcontract, notify the Owner in writing of the names of all Subcontractors proposed for the several parts of the Work and shall include with any notice the completed insurance information form and any insurance certificates required by this AGREEMENT for any proposed Subcontractor. The Owner may also require such lists and information regarding any proposed Sub-subcontractors. The Contractor shall also advise the Owner in writing of any Subcontractor or Sub-subcontractor with which it shares any business relationship or financial interest, and of the nature and extent of any such relationship or interest. No Subcontractor or Sub-subcontractor shall be engaged if objected to by the Owner; provided, however, that if the Owner does not take exception to the Subcontractor or Sub-subcontractor in writing within fifteen
(15) days of its receipt of such notification, such Subcontractor or Sub-subcontractor shall be deemed acceptable to the Owner. The Owner shall not be liable to the Contractor in any manner arising out of the Owner's objection to a proposed Subcontractor or Sub-subcontractor. The Contractor shall not terminate the employment of a Subcontractor or Sub-subcontractor engaged in the Work prior to the expiration of that subcontract without good cause shown and the Owner's prior approval after reasonable notice of the Contractor's intent to so terminate.

         6.2.2. The Owner may, without any responsibility or liability whatsoever, require the Contractor to utilize any person or organization for any portion of the Work as a Subcontractor or a Sub-subcontractor (herein referred to as a "Nominated Subcontractor" or "Nominated Sub-subcontractor") provided the Owner gave notice of its intention to so nominate any such Subcontractor or Sub-subcontractor prior to the execution of the AGREEMENT. The Contractor shall assume full responsibility for any such Nominated Subcontractor or Nominated Sub-subcontractor.

         6.2.3 In the event the Owner and Contractor agree that the Owner may participate in any Subcontractor or Sub-subcontractor procurement activities, provided the Owner has informed the Contractor and allowed the Contractor the opportunity to participate and concur with such activities, the Contractor shall assume full responsibility for the results of any such activities including, without limitation, full responsibility for the Sub-subcontractors' or Sub-subcontractors' awarded portions of the Work as a result thereof.

6.3. SUBCONTRACTUAL RELATIONS

         6.3.1. All subcontracts and sub-subcontracts shall be in writing. Each subcontract and sub-subcontract shall contain a reference to this AGREEMENT and shall incorporate the terms and conditions hereof to the full extent applicable to the portion of the Work covered thereby. Each Subcontractor must agree, for the benefit of the Owner, to be bound by, and to require each of its Sub-subcontractors to be bound by, such terms and conditions to the full extent applicable to its portion of the Work.

         6.3.2. Each subcontract shall provide for its termination by the Contractor if, in the Owner's opinion, the Subcontractor fails to comply with the requirements of the AGREEMENT insofar as the same may be applicable to its portion of the Work; and each Subcontractor shall be required to insert a similar provision in each of its sub-subcontracts. In the event of any such failure by the Subcontractor or Sub-subcontractor to comply with the requirements of the AGREEMENT, such Subcontractor or Sub-subcontractor, as the case may be, shall be removed immediately from the Work and shall not again be employed on the Work. The Contractor shall be responsible for all costs and expenses arising out of, and shall indemnify the Owner on account of any such failure by a Subcontractor or Sub-subcontractor [specifically including, without limitation, a failure to pay for labor (including applicable fringe benefits) or materials].

6.4. PAYMENTS TO SUBCONTRACTORS.

         6.4.1. Unless the Owner otherwise agrees or the AGREEMENT otherwise provide, the Contractor shall pay each Subcontractor, upon receipt of payments from the Owner, an amount equal to the percentage of completion allowed to the Contractor on account of such Subcontractor's portion of the Work, less a percentage thereof equal to the percentage retained from payments to the Contractor. The Contractor shall also require each Subcontractor to make similar payments due any Sub-subcontractor.

         6.4.2. If the Owner fails to approve a Contractor's Application for Payment, as hereinafter provided, for any cause which is the fault of the Contractor and not the fault of a particular Subcontractor, the Contractor shall nevertheless pay that Subcontractor for its portion of the Work to the extent completed, less the retained percentage, such payment to be made no later than the date payment to the Contractor would otherwise have been made by the Owner.

         6.4.3. The Contractor shall pay each Subcontractor its proper share of any insurance monies received by the Contractor under Article 11, and it shall require each Subcontractor to make similar payments due to a Sub-subcontractor.

                                    ARTICLE 7
                               SEPARATE CONTRACTS

7.1. OWNER'S RIGHT TO AWARD SEPARATE CONTRACTS. The Owner reserves the right to award other contracts in connection with the Project or other work on the Job Site on any terms and conditions which the Owner may from time to time determine in its sole discretion (hereinafter referred to as "Separate Agreements"; and such other contractors are hereinafter referred to as "Separate Contractors").

7.2. MUTUAL RESPONSIBILITY OF CONTRACTORS

         7.2.1. The Contractor shall afford all Separate Contractors and the Owner reasonable opportunity for the introduction and storage of their materials and equipment and for the execution of their work and shall properly cooperate, connect and coordinate the Work with such other work as shall be in the best interest of the Project as determined by the Owner.

         7.2.2. If the execution or result of any part of the Work depends upon any work of the Owner or of any Separate Contractor, the Contractor shall, prior to proceeding with the Work, inspect and promptly report to the Owner in writing any apparent discrepancies or defects in such work of the Owner or of any Separate Contractors that render it unsuitable for the proper execution or result of any part of the Work. Failure of the Contractor to so inspect and report shall constitute an acceptance of the Owner's or Separate Contractor's work as fit and proper to receive the Work, except as to defects which may develop in the Owner's or Separate Contractor's work after completion of the Work and which the Contractor could not have discovered by its inspection prior to completion of the Work.

         7.2.3. Should the Contractor cause damage to the work or property of the Owner or of any Separate Contractor on the Project, or to other work on the Job Site, or delay or interfere with the Owner's or any Separate Contractor's work, the Contractor shall be liable for the same; and, in the case of a Separate Contract, the Contractor shall attempt to settle said claim with such Separate Contractor prior to such Separate Contractor's commencing litigation, arbitration or other proceedings against the Contractor. If so requested by the parties to the dispute, the Owner may, but shall not be obligated to, arbitrate the dispute, in which event the decision of the Owner shall be final and binding on the parties to the dispute. If any Separate Contractor sues the Owner or the Owner's Representative on account of any damage, delay or interference caused or alleged to have been so caused by the Contractor, the Owner shall notify the Contractor who shall indemnify the Owner regarding such proceedings, at the Contractor's expense.

         7.2.4. Should any Separate Contractor cause damage to the Work or to the property of the Contractor or cause delay or interference with the Contractor's performance of the Work, the Contractor shall present to such Separate Contractor any claims it may have as a result of such damage, delay or interference (with an information copy to the Owner) and shall attempt to settle its claim against such Separate Contractor prior to the institution of litigation or other proceedings against such Separate Contractor. If so requested by the parties of the dispute, the Owner may, but shall not be obligated to, arbitrate the dispute, in which event the decision of the Owner shall be final and binding on the parties to the dispute. In no event shall the Contractor seek to recover from the Owner or the Owner's Representative, and the Contractor hereby represents that it will not seek to recover from them, any costs, expenses or losses incurred by the Contractor as a result of any damage to the Work or property of the Contractor or any delay or interference caused or allegedly caused by any Separate Contractor.

         7.2.5. If a dispute arises between the Contractor and any Separate Contractor as to the responsibility for cleaning as required by the AGREEMENT, the Owner may clean and charge the cost thereof to the responsible contractor, or apportion it among several responsible contractors, as the Owner shall determine to be just.

                                    ARTICLE 8
                                      TIME

8.1. DEFINITIONS.

         8.1.1. Whenever the word "day" is used in the AGREEMENT, it shall mean a calendar day unless otherwise specifically provided.

         8.1.2. The Date of Commencement of the Work is the date established in a written Notice to Proceed. If there is no notice to proceed, it shall be the date of the AGREEMENT or such other date as may be established by the Owner in writing.

         8.1.3. The Date of Substantial Completion of the Work (or "Substantial Completion") is the date, certified by the Owner, when all construction is sufficiently complete in accordance with the AGREEMENT that the Owner may if it so elects, occupy and use the Work or designated portion thereof for the purpose for which it was intended.

8.2. PROGRESS AND COMPLETION; SCHEDULING

         8.2.1. All times and dates stated in the AGREEMENT including, without limitation, those for the Commencement, prosecution, Milestones, Substantial Completion and final completion of the Work and for the delivery and installation of materials and equipment, are of the essence of the Contract.

         8.2.2. The Contractor shall begin the Work on the Date of Commencement and shall perform the Work diligently, expeditiously and with adequate resources so as to meet all Milestones and complete all the Work within the AGREEMENT Time. The scheduling of the Work shall be performed and monitored by the Contractor utilizing a method to be chosen by the Owner. The Contractor (and its Subcontractors, if the Owner requires) shall furnish all scheduling information requested by the Owner (in such form and detail as required for the particular portion of the Work; herein referred to as the "Schedule" or "Schedules") within one (1) week of the Owner's request, shall revise the same from time to time thereafter when so requested by the Owner, and shall attend such meeting concerning scheduling as the Owner may call from time to time. The Contractor shall comply with any Schedule or Schedules established by it and approved by the Owner, or established by the Owner with respect to the Commencement, performance, Milestones or completion of the whole or various portions of the Work. With respect to any portion of the Work for which a Schedule has not been established, the Contractor shall commence such portion of the work within three
(3) days of the date on which the Owner directs such commencement and shall thereafter prosecute and complete the same with all due diligence or as otherwise directed by the Owner. Neither the scheduling information submitted by the Contractor or its Subcontractors, the acceptance or approval thereof by the Owner nor the establishment or implementation of, or failure to establish or implement, schedules by the Owner shall not relieve the Contractor of its obligation to perform and complete the Work in a timely manner or to otherwise perform in accordance with the AGREEMENT.

         8.2.3. Float or slack times associated with any one chain of activities is defined as the amount of time between earliest start date and latest start date or between earliest finish date and latest finish date for such activities, as set forth in an approved Schedule for the

Work (assuming the critical path method is used), including any revisions or updates thereto. Float or slack time is for the exclusive use or benefit of either the Owner or the Contractor. However, if float time associated with any chain of activities is expended but not exceeded by any actions attributable to the Owner, the Contractor shall not be entitled to an extension in the AGREEMENT Time.

8.3. DELAYS, EXTENSIONS OF TIME AND OVERTIME.

         8.3.1. The time during which the Contractor is delayed in the performance of the Work by the acts or omissions of the Owner, the Owner's Representative, acts of God, unusually severe and abnormal climatic conditions or other conditions beyond the Contractor's control and which the Contractor could not reasonably have foreseen and provided against, shall be added to the AGREEMENT Time stated in the AGREEMENT; provided, however, that no claim by the Contractor for an extension of time for such delays shall be considered unless made in accordance with Paragraph 14.1.

         8.3.2. The Owner and the Owner's Representative shall not be obligated or liable to the Contractor for, and the Contractor hereby expressly waives any claims against them, on account of any damages, costs or expenses of any nature whatsoever which the Contractor, its Subcontractors or its Sub-subcontractors may incur as a result of any delays, interferences, suspensions, rescheduling, changes in sequence, congestion, disruptions or the like, arising from or out of any act or omission of the Owner, or any of the events referred to in Subparagraph 8.3.1 above, it being understood and agreed that the Contractor's sole and exclusive remedy in such events shall be an extension of the AGREEMENT Time, but only if claim is properly made in accordance with the provisions of Paragraph 14.1.

         8.3.3. Whenever, in the opinion of the Owner, the Work falls behind Schedule due to the fault of the Contractor, the Contractor shall, to the extent necessary to meet said Schedule, increase its labor force and/or provide overtime, extra shifts, Saturday and Sunday and/or holiday work, and shall have each Subcontractor do likewise, all at no additional cost to, or compensation from, the Owner. Further, the Owner shall have the right to offset against any amounts then or thereafter due to the Contractor, or to be reimbursed by the Contractor for, any additional costs the Owner may incur as a direct result of said increase in labor force or overtime, extra shifts, Saturday, Sunday and/or holiday work.

         8.3.4. The Owner may, in its sole discretion and for any reason, direct the Contractor to accelerate the Schedule of performance by providing overtime, extra shifts, Saturday, Sunday and/or holiday work and/or by having all or any Subcontractors or Sub-subcontractors designated by the Owner provide overtime, extra shifts, Saturday, Sunday and/or holiday work.

                  8.3.4.1. In the event of overtime, extra shifts, Saturday, Sunday or holiday work by the Contractor's own forces pursuant to this Subparagraph 8.3.4., the Owner's sole and exclusive obligation to the Contractor (except as hereinafter provided) on account thereof shall be to reimburse the Contractor for the direct cost to the Contractor of the premium time (or shift differential for any extra shifts) for all labor utilized by the Contractor in such overtime, extra shifts, Saturday, Sunday or holiday work [but not for the straight time costs of such labor, together with any Social Security and State and Federal unemployment insurance taxes in connection with such premium time (or shift differentials) for any extra shifts].

                  8.3.4.2. In the event of overtime, extra shifts, Saturday, Sunday or holiday work by a Subcontractor pursuant to this Subparagraph 8.3.4., the Owner's sole and exclusive obligation to the Contractor (except hereinafter provided) on account thereof shall be to reimburse the Contractor for the direct cost to the Subcontractor for the premium time (or shift differential for any extra shifts) of all labor utilized in such overtime, extra shifts, Saturday and Sunday or holiday work (but not for the straight time cost of such labor), together with any Social Security and state or federal unemployment insurance taxes in connection with such premium time.

                  8.3.4.3. Anything in the foregoing to the contrary notwithstanding, should the Owner's direction to the Contractor to accelerate the Schedule of performance pursuant to this Subparagraph 8.3.4. require the Contractor's or a Subcontractor's forces to work in excess of sixty (60) hours per week for a period in excess of four (4) consecutive weeks, the Owner shall pay to the Contractor, for each consecutive week after the fourth consecutive week in which the same forces are required to work in excess of sixty (60) hours, an additional amount equivalent to ten percent (10%) of the gross wages of Job Site labor, less payroll costs as defined in Subparagraph 13.2.1., paid to such forces on account of such overtime, Saturday, Sunday or holiday work pursuant to this Subparagraph 8.3.4. Such acceleration shall be referred to as "Extended Acceleration", and the payment described herein shall be the sole and exclusive remedy for such Extended Acceleration including, without limitation, all inefficiencies, impacts, added supervision and overhead, ripple effect or any other costs or expenses of any kind. Anything in this Subparagraph 8.3.4.3. to the contrary notwithstanding, the Owner shall have no obligation to make payments on account of overtime, Saturday, Sunday or holiday work ordered pursuant hereto unless: (a.) The Contractor shall submit to the Owner, for the Owner's review and approval, duly authenticated time tickets evidencing the hours of overtime, Saturday, Sunday or holiday work performed pursuant to this Subparagraph 8.3.4.3. by the end of the day on which performed and recapped in summary form; and (b.) The Contractor shall include with its request for reimbursement a duplicate of each of the foregoing time tickets and such other substantiation of costs reimbursable hereunder as the Owner may require. If overtime, extra shifts, Saturday, Sunday or holiday work is performed in part pursuant to Subparagraph 8.3.3. and in part pursuant to this Subparagraph 8.3.4.3., the provisions of this Subparagraph 8.3.4.3., calling for payments by the Owner on account, thereof shall only apply to such work performed pursuant to this Subparagraph 8.3.4.3.

8.4. TEMPORARY SUSPENSION OF WORK. The Owner shall have the authority, in its sole discretion, to suspend the Work, in whole or in part, for such periods and such reasons as it may deem necessary or desirable, including, without limitation: (a.) unsuitable weather; (b.) other conditions considered unfavorable for the suitable prosecution of the Work; (c.) special events; and/or (d.) other conditions considered adverse to the best interests of the Owner. Any such suspension shall be in writing to the Contractor. The Contractor shall immediately obey such orders of the Owner and shall not resume the Work until so ordered in writing by the Owner. No such temporary suspension of the Work, for periods of time up to three (3) consecutive days, shall be the basis of a claim by the Contractor for any increase in amount or for any other damages, losses, costs or expenses whatsoever, all of which claims the Contractor hereby expressly waives. The Contractor shall be entitled to an extension of the AGREEMENT Time not to exceed the length of time that Work was suspended provided the claim is submitted in accordance with Paragraph 14.1, and the suspension is not due to an act or omission of the Contractor, any Subcontractor or Sub-subcontractor.

                                    ARTICLE 9

                             PAYMENTS AND COMPLETION

9.1 APPLICATION FOR PAYMENT; PASSAGE OF TITLE

         9.1.1. The "Payment Application Date" shall be that day of each calendar month designated in the AGREEMENT when the Contractor shall deliver the "Application for Payment'" as hereinafter defined, to the Owner.

         9.1.2. The "Application for Payment" shall be an invoice prepared by the Contractor and submitted to the Owner in accordance with the AGREEMENT. Applications for Payment must be submitted by the Contractor to the Owner by the fifth (5th) calendar day of each calendar month, provided that such date is a working day. If such date is not a working day, the Application for Payment must be submitted on the first working day following such date. The invoices must conform to Venezuelan law requirements so that they are valid for income tax and value added tax purposes. It shall show in detail all monies properly payable to the Contractor in accordance with the previously approved Schedule of Values, including those items of labor, materials and equipment used or incorporated in the Work (and, if the Owner has agreed in advance in writing, suitably stored at the Job Site) through and including the Payment Application Date. In the case of value added tax, the invoices must clearly identify the amount of such tax. The Application for Payment shall have, as attachments, waivers of mechanics' and materialmen's liens (derechos de retencion) by the Contractor and its Subcontractors and Sub-subcontractors as of the date of submission of the Application of Payment, which waivers shall conform in all material respects with the then current provisions of applicable law, and such other evidence of performance of the Work, the costs thereof and payment therefore as the Owner may deem necessary or desirable.

         9.1.3. The Contractor warrants that title to all Work, materials and equipment covered by an Application for Payment shall pass to the Owner, free and clear of all liens, claims, security interests or encumbrances, upon the sooner occurrence of : (a.) the delivery of any such materials or equipment to the Job Site; or (b.) the tender of payment of the applicable Application for Payment by the Owner to the Contractor; and that no Work, materials or equipment covered by the Application for Payment shall have been acquired, whether by the Contractor or by any Subcontractor or Sub-subcontractor, subject to an agreement under which an interest therein or an encumbrance thereon is retained by the seller or otherwise imposed by the Contractor or such other person. The passage of title to the Owner as provided herein shall not alter or limit the obligations and duties of the Contractor with respect to the Work and the materials or equipment incorporated therein or used in connection therewith as set forth in the AGREEMENT.

9.2. APPROVALS OF APPLICATIONS FOR PAYMENT.

         9.2.1. If the Contractor has submitted an Application for Payment in the manner prescribed in the AGREEMENT, the Owner shall, with reasonable promptness, approve the same (or such portions thereof covering amounts it determines to be properly due) or shall state in writing its reasons for withholding its approval (whether of all or a part).

         9.2.2. The Owner's approval of an Application for Payment shall not constitute a representation by the Owner that the conditions precedent to the Contractor's entitlement to payment have been fulfilled, nor shall approval of an Application for Payment by the Owner be deemed a representation by the Owner:
(a.) that it has made exhaustive or continuous on-site inspections to check the quality or quantity of the Work; (b.) that it has reviewed the construction means, methods, techniques, sequences, coordination or procedures, or the cleanliness of the Job Site, or the safety precautions and programs, in connection with the Work; (c.) that it has made any examination to ascertain how or for what purpose the Contractor has used the monies previously paid on account of the AGREEMENT.

         9.2.3. No approval of the Application of Payment, progress payment or any beneficial, partial or entire use or occupancy of the Project by the Owner shall constitute an acceptance of any Work which is not in accordance with the AGREEMENT; and regardless of approval of an Application for Payment by the Owner, the Contractor shall remain totally obligated and liable for the performance of the Work in strict compliance with the AGREEMENT.

         9.2.4. Subject to the Owner's rights to offset or withhold amounts as set forth in these General Conditions, after the Owner has approved an Application for Payment, in whole or in part, it shall make payment of the amount approved, less ten percent (10%) retainage, to the Contractor as provided in the AGREEMENT within twenty-one (21) calendar days after aforesaid approval. Owner's total retainage from Contractor shall not exceed ten (10%) percent.

9.3. PAYMENTS WITHHELD; OWNER'S RIGHT TO MAKE DIRECT PAYMENTS FOR WORK.

         9.3.1. The Owner shall withhold up to ten percent (10%) of the payments to the Contractor or to the Subcontractors or Sub-subcontractors as the case may be, to protect itself (i) from its subsidiary responsibility for labor obligations and indemnities owed by the Contractor (or to the Subcontractors or Sub-subcontractors as the case may be) to its employees derived from article 55 of the Organic Labor Law and (ii) against any and all claims, suits, judgments, damages, losses and expenses (including attorney's fees) of any nature whatsoever arising directly or indirectly out of or resulting either in whole or in part, from any act or omission of the Contractor or any of its Subcontractors or Sub-subcontractors to perform their obligations. The amounts so withheld will be paid with the final Payment provided that the Contractor has completed its work to the complete satisfaction of the Owner in its sole discretion. The Owner may withhold its approval of an Application for Payment, in whole or in part, or nullify the whole or any part of an approval previously given, if it determines that the Application for Payment covers portions of the Work which have not, in fact, been completed, or that it includes amounts for claims allegedly made but not actually made (or subsequently withdrawn), and/or for which payment is not then due or if, and to the extent that, it deems it necessary or desirable to protect itself against loss or damage due to: (a.) defective Work not remedied; (b.) Subcontractor, Sub-subcontractor or other third party claims or liens or reasonable evidence indicating such probable third party claims or liens; (c.) failure or alleged failure of the Contractor to make payments to Subcontractors (or of Subcontractors to make payment to Sub-subcontractors) as required by the AGREEMENT, or failure to provide lien waivers for previous payments; (d.) inability, or reasonable doubt as to the ability, of the Contractor to complete the Work within the AGREEMENT Time, for the unpaid balance of the AGREEMENT Price or within the estimates prepared by the Contractor and submitted to and approved by the Owner; (e.) damage to the Owner or a Separate Contractor; (f.) unsatisfactory prosecution of the Work by the Contractor, its Subcontractors or Sub-subcontractors; (g.) failure of the Contractor to maintain the Job Site in a clean and safe condition; (h.) failure of the Contractor to meet any other monetary obligation imposed upon it pursuant to the AGREEMENT; or (i.) failure of the Contractor to comply with any other provision of the AGREEMENT.

         9.3.2. The Owner after giving the Contractor appropriate notice, may make payments on account of labor, materials and/or equipment for the Work directly to the Subcontractors, Sub-subcontractors or persons entitled to the same in lieu of paying the Contractor therefore or make joint payment to any such person and the Contractor. Any amounts so paid shall be credited against the AGREEMENT Price. No such payments shall create any relationship between the recipient thereof and the Owner, nor any duty on the part of the Owner. The Contractor shall cooperate with the Owner to facilitate any such direct payments and shall provide such evidence as the Owner may request for purposes of determining any amount to be so paid. In this case, the Owner may request that the Subcontractors issue invoices directly in the name of the Owner for tax and other purposes and the Contractor must cause Subcontractors to issue invoices that conform to Venezuelan law requirements so that they are valid for income tax and value added tax purposes. If the Owner elects to make such payments as a result of a failure on the part of the Contractor to perform in accordance with the Contract, or as a result of a request from the Contractor that the Owner makes such payments, then the Owner may offset or credit the amount of its administrative costs incurred in making said such payments against the AGREEMENT Price or render an invoice to the Contractor for such administrative costs, which invoice the Contractor shall pay promptly.

9.4. SUBSTANTIAL COMPLETION AND FINAL PAYMENT.

         9.4.1. At such time as the Work is Substantially Completed, the Contractor shall so notify the Owner and prepare and submit to the Owner a list of items to be completed and/or corrected ("punch-list" items) and its final bill, including itemized projected amounts for any portions of the Work not yet completed. The failure to include any items on such "punch-list" shall not alter the responsibility of the Contractor to complete and/or correct the Work in accordance with the AGREEMENT. When the Owner, on the basis of an inspection, confirms the notification from the Contractor that the Work is Substantially Completed or, without being notified by the Contractor, determines that the Work is Substantially Completed, it shall prepare and deliver to the Contractor a Certificate of Substantial Completion. The Certificate of Substantial Completion shall constitute a demand for a formal billing (including all costs, claims or fees for any outstanding Change Orders, or any other matter which the Contractor has not previously waived pursuant to the General Conditions, and itemized projections for any incomplete Work), and the Contractor shall be deemed conclusively to have waived the right to payment of any such item, fee or cost of any kind not billed to the Owner within thirty
(30) days of delivery to the Contractor of the Certificate of Substantial Completion. The issuance of the Certificate of Substantial Completion shall not constitute a waiver of any rights of the Owner, including without limitation the right to those retainages permitted by the AGREEMENT. If the Contractor does not complete and/or correct the "punch-list" items listed in the Certificate of Substantial Completion within the time fixed therein, the Owner shall have the right to accomplish the same and offset all cost thereof against any amount then or thereafter due to the Contractor. If the amounts then or thereafter due to the Contractor are not sufficient to cover such costs, the Contractor shall pay the difference to the Owner. The Owner's decision as to the Date of Substantial Completion shall be final and binding.

         9.4.2. Within a reasonable time following the Owner's receipt of written notification from the Contractor that the Work is ready for final inspection and acceptance, and receipt of the final Application for Payment, the Owner shall make such inspection and, and when the Work is found to be acceptable under the AGREEMENT and the AGREEMENT fully performed, shall approve the final Application for Payment; provided, however, that neither the final payment nor any retainage shall become due until Contractor submits to the
Owner: (a.) an affidavit, in a form approved by the Owner, that all payrolls, bills for materials and equipment and other indebtednesses connected with Work for which the Owner or its property might in any way be responsible have been paid in full or otherwise satisfied; (b.) consent of Sureties, if any, to final payment; (c.) all AGREEMENT documents (except one set thereof to be retained by the Contractor), including, without limitation, a completed set of as-builts and record documents (as defined in and to the extent required by the AGREEMENT); (d.) such other data as the Owner may require establishing payment or satisfaction of all obligations of the Contractor in connection with the Work including, without limitation, receipt of final satisfaction and releases and waiver of lien and releases of any and all claims by the Contractor, Subcontractor, and Sub-subcontractors, and evidencing performance of the Work in accordance with the AGREEMENT; (e.) a release of the Owner and its insurers from and against any claims under insurance that may be provided by the Owner and a release of the Owner from and against any claims between the Contractor and a Separate Contractor; (f.) any governmental certificates required by the AGREEMENT or otherwise to evidence compliance of the Contractor and the Work with applicable laws, ordinances, rules, codes, regulations, and the AGREEMENT; and (g.) warranties, guarantees, assignments thereof, and maintenance or other manuals, required by the Specifications in the forms approved by the Owner, in favor of the Owner and such other persons as the Owner may direct (notwithstanding the foregoing, by execution of the AGREEMENT, the Contractor shall be deemed to have guaranteed to the Owner the matters contained in the attached form of guarantee incorporated by reference into the AGREEMENT); payment certificates issued by the relevant labor authorities (inspectoria del Trabajo) indicating that all amounts due to the employees of the Contractor, the Subcontractors and the Sub-subcontractors have been paid in full and (i.) a fully and properly executed Close-out Change Order, with all of its fully and properly executed Exhibits, in the form attached to the AGREEMENT.

         9.4.3. The making of final payment shall not constitute a waiver of any claims or rights by the Owner.

         9.4.4. The acceptance of final payment shall constitute a waiver of all claims by the Contractor and shall constitute a general release of the Owner and the Owner's Representative by the Contractor.

         9.4.5. If any Subcontractor or Sub-subcontractor refuses to furnish any release, satisfaction or waiver of lien required at any time by the Owner under Paragraphs 9.1., 9.3. or 9.4., or files a claim of lien against the Owner's property, the Contractor shall, if requested by the Owner and at the Contractor's expense, furnish and record a Mechanic's Lien Release Bond required to discharge or remove such bond (separate and apart from any other bond provided by the Contractor hereunder). If any lien remains unsatisfied after all payments are made to the Contractor, the Contractor shall reimburse the Owner on account of all monies that the latter may be compelled to pay in discharging such lien, including all costs and attorneys' fees.

         9.4.6 Except as otherwise required by applicable law, all payments under this AGREEMENT shall be made in Dollars of the United States of America. Notwithstanding the foregoing, in the event that the Owner is not able to legally pay Contractor in United States dollars following the occurrence of any such prohibition or restriction the Owner shall pay for the Work in Bolivars or other currency required by law at the official exchange rate then in effect.

9.5. BENEFICIAL USE AND OCCUPANCY; PARTIAL SUBSTANTIAL COMPLETION.

         9.5.1. The Owner reserves the right, at its option and convenience, to occupy or otherwise make use of all or any part of the Project or equipment at any time prior to completion of the Work upon two (2) days written notice to the Contractor (referred to herein as "Beneficial Occupancy"). The Owner shall use its best efforts to prevent such occupancy from interfering with the performance of the remaining Work; provided, however, that the Owner shall not be liable for any delays or additional costs of any nature caused by such occupancy.

         9.5.2. Beneficial Occupancy shall not constitute acceptance by the Owner or the Owner's Representative of the completed Work or any portion thereof, shall not relieve the Contractor of its full responsibility for correcting defective Work and repairing Work, shall not be deemed to be the equivalent of completion of the Work and shall not entitle the Contractor to any increase in the AGREEMENT Price.

         9.5.3. Anything in this Paragraph 9.5. to the contrary notwithstanding, the Owner may certify any portion of the Work to be occupied or used hereunder to be Substantially Completed and, upon the Contractor's timely completion or correction of the items on the "punch-list" with respect thereto, accept that portion of the Work. The provisions of Paragraph 9.4., except as they relate to the Contractor's obligations for "punch-list" items, shall not apply to a such Partial Substantial Completion, but the provisions of Subparagraph 15.2.2. shall apply to the portion of the Work which the Owner certifies to be Substantially Completed.

                                   ARTICLE 10
                       PROTECTION OF PERSONS AND PROPERTY

10.1. RESPONSIBILITY FOR SAFETY AND HEALTH.

         10.1.1. The Contractor shall be responsible for initiating, maintaining and supervising the safety and anti-substance abuse precautions and programs in connection with the Work, and shall provide all protection to prevent injury to all persons involved in any way in the Work and all other persons, including, without limitation, the employees, agents, guests, visitors, invitees, and licensees of the Owner who may visit or be affected thereby. These precautions shall include, but in no event be limited to: the posting of danger signs and personal notification to all affected persons of the existence of a hazard of whatever nature; the furnishing and maintaining of necessary traffic control barricades and flagman services; the use, or storage, removal and disposal of required explosives or other hazardous materials only under the supervision of qualified personnel and after first obtaining permission of all applicable governmental authorities; and the maintenance of adequate quantities of both hose and operable fire extinguishers at the Job Site. The Contractor shall set forth in writing its safety and anti-substance abuse precautions and programs in connection with the Work and submit the same to the Owner for review. The Owner may, but shall not be obligated to, make suggestions and recommendations to the Contractor with respect thereto.

         10.1.2. All Work, whether performed by the Contractor, its Subcontractor or Sub-subcontractors, or anyone directly or indirectly employed by any of them, and all equipment, appliances, machinery, materials, tools and like items incorporated or used in the Work, shall be in compliance with, and conform to: (a.) all applicable laws, ordinances, rules, regulations and orders of any public, quasi-public or other governmental authority including same enacted subsequent to the date of this Agreement relating to the safety of persons and their protection against injury, specifically including, but in no event limited to, Ley Organica De Prevencion, Condiciones y Medio Ambiente de Trabajo (Organic law of Prevention, Conditions and Work Environment) as amended, Ley Penal del Ambiente (Criminal Environmental Law), Ley sobre Sustancias, Materiales y Desechos Peligrosos (Hazardous Substances, Materials and Waste
Law), Normas para el Control de la Generacion y Manejo de Desechos Toxicos o Peligrosos (Rules for the Control of the Generation and Handling of Toxic and Hazardous Waste), and Decreto No 1.257, mediante el cual se dictan las Normas sobre Evaluacion Ambiental de Actividades Susceptibles de Degradar el Ambiente (Rules on the Evaluation of Activities which may Degrade the Environment); and (b.) all codes, rules, regulations and requirements of the Owner and its insurance carriers relating thereto. In the event of conflicting requirements, the more stringent shall govern.

         10.1.3. The Contractor shall designate a responsible member of its organization at the Job Site as the Project Safety Officer, whose duties it shall be to enforce the Contractor's safety and anti-substance abuse programs, to assure compliance with Subparagraph 10.1.2. and to prevent accidents. This person shall be the Contractor's Site Manager unless otherwise designated in writing by the Contractor and approved by the Owner. The Contractor shall further cause each of its Subcontractors and Sub-subcontractors to designate a responsible supervisory representative to assist the Contractor's Project Safety Officer representative in the performance of his or her duties as aforesaid.

         10.1.4. Should the Contractor fail to provide a safe area for the performance of the Work or any portion thereof, the Owner shall have the right, but not the obligation, to suspend Work in the unsafe area. All costs of any nature (including, without limitation, overtime pay) resulting from the suspension, by whomsoever incurred, shall be borne by the Contractor.

         10.1.5. The Contractor shall provide to each worker on the Job Site the proper safety equipment for the duties being performed by that worker and will not permit any worker on the Job Site who fails or refuses to use the same. The Owner shall have the right, but not the obligation, to order the Contractor to send a worker home for the day or to discharge a worker for his or her failure to comply with safe practices or anti-substance abuse policies, for which order the Contractor shall promptly comply.

         10.1.6. The Contractor shall indemnify the Owner, from and against any and all liability, public or private, penalties, contractual or otherwise, losses, damages, costs, attorneys' fees, expenses, causes of action, claims or judgments resulting either in whole or in part from any failure of the Contractor, its Subcontractor or Sub-subcontractors or anyone directly or indirectly employed by any one of them or for whose acts any of them may be liable to comply with the provisions of Paragraph 10.1., including subparts thereof. The Contractor shall not be relieved of its responsibilities under this Paragraph 10.1., including subparts thereof, should the Owner act or fail to act pursuant to its rights hereunder, nor shall the Owner thereby assume, not be deemed to have assumed any responsibilities otherwise imposed upon the Contractor by this AGREEMENT in any manner whatsoever.

10.2. PROTECTION OF WORK AND PROPERTY; RESPONSIBILITY FOR LOSS.

         10.2.1 The Contractor shall throughout the performance of the Work, maintain adequate and continuous protection of all Work and temporary facilities against loss or damage from whatever cause, shall protect the property of the Owner and third parties from loss or damage from whatever cause arising out of the performance of the Work and shall comply with the requirements of the Owner and its insurance carriers and with all applicable laws, codes, rules and regulations with respect to the prevention of loss or damage to property as a result of fire or other hazards. The Owner may, but shall not be required to, make periodic patrols of the Job Site as a part of its normal security program. In such event, however, the Contractor shall not be relieved of its aforesaid responsibilities.

         10.2.2. Until final acceptance of the Work by the Owner pursuant to Paragraph 9.4. (unless and to the extent otherwise set forth in a Certificate of Substantial Completion), the Contractor shall have full and complete charge and care of and, except as otherwise provided in this Subparagraph 10.2.2., shall bear all risk of loss of, and injury or damage to, the Work or any portion thereof (specifically including Owner-furnished supplies, equipment or other items to be utilized in connection with, or incorporated in, the Work) from any cause whatsoever. The Contractor shall rebuild, repair, restore and make good all losses of, and injuries or damages to, the Work or any portion thereof (specifically including Owner-furnished supplies, equipment, or other items to be utilized in connection with, or incorporated in, the Work) before final acceptance of the Work. Such rebuilding, repair or restoration shall be at the Contractor's sole cost and expense unless the loss, injury or damage requiring such rebuilding, repair or restoration: (a.) is directly due to errors in the AGREEMENT Documents which were not discovered by the Contractor and which the Contractor could not have discovered through the exercise of due diligence; (b.) is caused by the Owner (unless (i) the Contractor has waived its rights of subrogation against the Owner on account thereof as provided in the AGREEMENT, or (ii) such loss or damage would be covered by any policy or policies of insurance which the Contractor is required to maintain hereunder, whether the Contractor actually maintains such insurance or not, or (iii) is otherwise covered by a policy or policies of insurance maintained by the Contractor, whether or not required hereunder); or (c.) Is caused by a hazard against which the Owner is required to insure under the provisions of Article 11 hereof; provided, however, that if the loss, injury or damage would not have occurred but for the negligent act or omission of the Contractor, any of its Subcontractors or Sub-subcontractors, or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable, the rebuilding, repair or restoration shall be at the Contractor's cost and expense to the extent of the deductible on said insurance.

10.3. SURFACE OR SUBSURFACE WATER. Surface or subsurface water or other fluid shall not be permitted to accumulate in excavations or under structures. Should such conditions develop or be encountered, the water or other fluid shall be controlled and suitably and lawfully disposed of by means of temporary pumps, piping, drainage lines and ditches, dams or other methods approved by the Owner in writing. The proposed location and coordination of temporary channels and conduits conducting accumulated water from the Job Site shall be submitted to the Owner for its prior written approval. All such work shall be done at the sole expense of the Contractor.

10.4. EMERGENCIES. In any emergency affecting the safety of persons or property, or in the event of a claimed violation of any federal or state safety or health law or regulation, arising out of or in any way connected with the Work or its performance, the Contractor shall act immediately, to prevent threatened damage, injury or loss or to remedy said violation, whichever is applicable, failing which the Owner may immediately take whatever action it deems necessary, including, but not limited to, suspending the Work as provided in Paragraph 8.4. The Owner may offset any and all costs or expenses of whatever nature, including attorneys' fees, paid or incurred by the Owner in taking such action against any sums then or thereafter due to the Contractor. The Contractor shall indemnify the Owner against any and all costs or expenses incurred pursuant to this Paragraph 10.4. If the Contractor shall be entitled to any additional compensation or extension of time claimed on account of emergency work not due to the fault or neglect of the Contractor or its Subcontractors or Sub-subcontractors, it shall be handled as a claim as provided in Article 14.

10.5. CLEANUP. The Contractor shall at all times keep the Job Site clean and free from accumulation of waste materials or rubbish (including, without limitation, hazardous waste), caused by his performance of the Work, and shall continuously throughout performance of the Work remove and dispose of all such materials from the Job Site and the Project. The Owner may require the Contractor to comply with such standards, means and methods of cleanup, removal or disposal as the Owner may make known to the Contractor. In the event the Contractor fails to keep the Job Site clean and free from such waste or rubbish, or to comply with such standards, means and methods, the Owner may take such action and offset any and all costs or expenses of whatever nature paid or incurred by the Owner in undertaking such action against any sums then or thereafter due to the Contractor. The Contractor shall notify the Owner in advance of the generation, importation, storage, transportation, or disposal, of any hazardous waste, toxic materials or contaminants of any type in connection with the Project.

10.6. OWNER'S STANDARDS. The Owner reserves the right, but assumes no duty, to establish and enforce standards, and to change the same from time to time, for the protection of persons and property, with which the Contractor shall comply, and to review the efficiency of all protective measures taken by the Contractor. The exercise of or failure to exercise any or all of these acts by the Owner shall not relieve the Contractor of its duties and responsibilities under this AGREEMENT, and the Owner shall not thereby assume, nor be deemed to have assumed, any such duties or responsibilities of the Contractor.

                                   ARTICLE 11
                                    INSURANCE

11.1. INSURANCE FURNISHED BY OWNER.

         11.1.1. The Owner shall procure, maintain during the life of this AGREEMENT and pay for fire and lightning insurance with extended coverage (and containing a waiver of subrogation against the Contractor and its Subcontractors and Sub-subcontractors) including, but not limited to, all risk coverage, upon all materials and equipment permanently incorporated into buildings and structures forming a part of the Work and all materials and equipment on or about the Job Site intended for permanent incorporation into said buildings and structures. Such coverage shall exclude machinery, tools and equipment for use by the Contractor, its Subcontractors and Sub-subcontractors in the performance of the Work.

         11.1.2. The Contractor, its Subcontractors and Sub-subcontractors hereby waive all rights which they, or any of them, may at any time, have against the Owner, the Owner's Representative, their respective parent companies, the subsidiary, related and affiliated companies of each and the officers, directors, agents, employees and assigns of each, for damages caused by fire or other perils to the extent covered by the insurance provided by the Owner (but not their entitlement to any proceeds thereof).

         11.1.3. The Contractor and its Subcontractors and Sub-subcontractors shall comply with the recommendations of the Owner's fire insurance carrier so that such carrier will continue to provide the coverage to be maintained by the Owner pursuant to this Paragraph 11.1. at a reasonable premium.

11.2. NO OTHER INSURANCE FURNISHED BY OWNER. No other type of insurance than that set for in Subparagraph 11.1.1. shall be furnished by the Owner. The furnishing by the Owner of said insurance shall in no way limit or relieve, nor be construed to limit or relieve, the Contractor or its Subcontractors or Sub-subcontractors of any responsibility or obligation whatsoever imposed by this AGREEMENT.

11.3. CONTRACTOR'S INSURANCE; CERTIFICATES.

         11.3.1. The Contractor shall procure, maintain during the life of this AGREEMENT [and for two (2) years thereafter in the case of completed operations coverage] and pay for, and shall require its Subcontractors and Sub-subcontractors to procure, maintain during the progress of their portion of the Work [and for two (2) years thereafter in the case of completed operations coverage] and pay, for the following types and minimum amounts of insurance:
             (a.) Comprehensive general liability insurance, including legal liability and completed operations/products liability, with minimum limits of One Million Dollars ($1,000,000) combined single limit per occurrence. Such liability insurance shall provide Blanket Broad Form contractual coverage and, if applicable, Blanket XCU. Property damage insurance shall include a policy endorsement providing an extension of the policy for Broad Form Property Damage coverage.
             (b.) Automobile liability insurance covering owned, leased or rented automotive equipment (including bodily injury and property damage) to be used in the performance of Work with minimum limits of One Million Dollars ($1,000,000) for each occurrence.
             (c.) Excess Liability Insurance with minimum, limits of Four Million Dollars ($4,000,000) for each occurrence. Excess liability coverage shall be obtained for all insurance required of Contractor by Paragraph 11.3.
             (d.) Workers' compensation insurance in a form prescribed by the applicable law. Workers' compensation insurance shall include policy endorsements providing an extension of the policy to cover the liability of the insured under the "U. S. Longshoremen's and Harbor Workers'

Compensation Act" and "All States Operations." If any of the Contractor's, its Subcontractor's or Sub-subcontractor's employees are not covered by a workers' compensation law, the Contractor or such Subcontractor or Sub-subcontractor shall provide employers' liability insurance with limits of not less than One Million Dollars ($1,000,000);
             (e.) Aircraft insurance (if aircraft is used in connection with the Work), which coverage shall be in such form and with such limits as may be acceptable to the Owner and evidence of which shall be furnished to the Owner prior to any flight.
             (f.) Physical damage insurance covering owned or rented machinery, tools, equipment, office trailers and vehicles.
             (g.) Such other insurance as may be specified or directed by the Owner.

         11.3.2. All insurance required under Paragraph 11.3. shall be with companies and on forms acceptable to the Owner. Certificates of insurance (or copies of policies, if required by the Owner) shall be furnished to the Owner. Stated minimums shall not be interpreted as limiting Contractor's insurance coverage. If any insurance coverage required in Paragraph 11.3 is written on a claims made basis, the retroactive date of such policies must date prior to the effective date of this AGREEMENT. Stated minimums shall not be interpreted as limiting Contractor's insurance coverage. If any insurance coverage required in Paragraph 11.3 is written on a claims made basis, the retroactive date of such policies must date prior to the effective date of this AGREEMENT.

11.4. CANCELLATION; ADDITIONAL INSUREDS. Each contract of insurance required under Paragraph 11.3. shall contain clauses to the effect that the same may not be reduced or canceled on less than thirty (30) days' prior written notice to the Owner. Each liability policy required there under shall name as additional insureds the Owner, the Owner's Representative, their respective parent companies, the subsidiary, related and affiliated companies of each and the officers, directors, agents, employees and assigns of each. The insurance required by Paragraph 11.3. shall be primary with respect to any other insurance available to said additional insureds.

11.5. WAIVERS. Any policy of insurance issued pursuant to this Article, covering the Contractor, its Subcontractors, or Sub-subcontractors, shall include an endorsement providing that the underwriters waive their rights of subrogation against the Owner, the Owner's Representative, their respective parent companies, the subsidiary, related and affiliated companies of each and the officers, directors, agents, employees and assigns of each. The Contractor hereby waives, and it shall require its Subcontractors and Sub-subcontractors to waive, any and all rights of recovery which they or any of them may now or subsequently have against the Owner, the Owner's Representative, their respective parent companies, the subsidiary, related and affiliated companies of each, and the officers, directors, agents, employees and assigns of each, in connection with the Work.

11.6. CLAIMS. The Contractor and its Subcontractors and Sub-subcontractors shall assist and cooperate in every manner possible in connection with the adjustment of all claims arising out of the operations conducted under or in connection with the Work and shall cooperate with the insurance carrier or carriers of the Owner and of the Contractor, its Subcontractors and Sub-subcontractors in all litigated claims and demands which arise out of said operations and which the said insurance carrier or carriers are called upon to adjust or resist.

11.7. ALTERNATIVE POLICIES. In case that any of the above policies and/or coverages are not available in Venezuela the Contractor shall obtain any and all available local policies which cover risks as similar as possible to those covered by the above mentioned policies, these local policies may include seguro de responsabilidad civil (civil liability insurance), danos a terceros y equipos propios (property damage), covering the following risks: vehicle accidents, damages to third party property, civil liability covering death and bodily harm.

                                   ARTICLE 12
                                 INDEMNIFICATION

12.1. INDEMNIFICATION. The Contractor shall indemnify the Owner from and against any and all claims, suits, judgments, damages, losses and expenses (including attorneys' fees) of any nature whatsoever arising directly or indirectly out of or resulting, either in whole or in part, from any act or omission of the Contractor, any Subcontractor or Sub-subcontractor, anyone directly or indirectly employed by any of them or anyone for whose act any of them may be liable, or any failure of the Contractor or any of its Subcontractors or Sub-subcontractors to perform and complete the Work in strict compliance with the AGREEMENT (unless such failure has been specifically waived by the Owner in writing upon final acceptance of the Work).

12.2. GENERAL. Wherever this AGREEMENT obligates the Contractor to "indemnify" the Owner, such obligations shall include, but shall not be limited by, the following: (i) the Contractor shall indemnify the Owner and Owner's Representative, the parent, related, affiliated and subsidiary companies of each, and the officers, directors, agents, employees and assigns of each; (ii) the Contractor shall defend (if requested by the Owner) and hold each indemnitee harmless; (iii) in the event of any such requested defense, the Contractor shall employ counsel reasonably acceptable to Owner, and participate in the litigation including, without limitation, determining legal strategy, settlement strategy and whether or not to file any appeals; (iv) the furnishing of insurance by Contractor pursuant to Article 11 herein shall in no way limit or relieve the Contractor's obligation to indemnify Owner pursuant to Article 12; (v) no indemnification obligation hereunder shall be limited in any way to any limit on the amount or type of damage, by or for any type of damage for compensation or benefits payable by or for the Contractor or any Subcontractor or any Sub-Subcontractor under any Worker's Compensation Act, disability benefit acts or other employee benefit acts; and (vi) all such indemnity provisions shall survive the expiration or prior termination of this AGREEMENT. Notwithstanding the foregoing, in no case shall the Contractor be liable for any of Owner's indirect, consequential, loss of use, or business interruption damages.

                                   ARTICLE 13
                               CHANGES IN THE WORK

13.1. CHANGE ORDERS AND DIRECTIVES. The Owner may without affecting the validity of the AGREEMENT or any term or condition thereof, issue Change Orders, or Directives, or give other orders and instructions regarding the Work which may have the effect of ordering extra work or other changes in the Work by altering, adding to or deducting from the Work, modifying the method or manner of its performance or otherwise (herein sometimes referred to as "Changes in the Work"). The Contractor shall comply with all such orders and instructions issued by the Owner. In any such event, the AGREEMENT Price shall, where applicable, be increased or decreased in the manner hereinafter set forth; provided, however, that if the Contractor should proceed with a Change in the Work upon an oral order, by whomsoever given, it shall constitute a waiver by the Contractor of any claim for an increase in the AGREEMENT Price or extension of the AGREEMENT Time on account thereof. Upon receipt of any such Change Order, or Directive or other order or instructions, the Contractor shall promptly proceed with the Change in the Work, even though the amount of any resultant increase or decrease in the AGREEMENT Price is in dispute and/or has not yet been determined. All changes in the Work shall be performed in accordance with the AGREEMENT.

13.2. CHANGES REQUIRING AN INCREASE IN AGREEMENT PRICE. If any changes in the Work will result in an increase in the AGREEMENT Price, the Owner shall have the right to require the performance thereof on a lump sum basis, a unit price basis or a time and material basis, all as hereinafter more particularly described.

         13.2.1. If the Owner elects to have any Change in the Work performed on a lump sum basis, its election shall be based on a lump sum proposal which shall be submitted by the Contractor to the Owner within the time established by the Owner in the Owner's request therefore (but the Owner's request for a lump sum proposal shall not be deemed an election by the Owner to have the Change in the Work performed on a lump sum basis). The Contractor's proposal shall be itemized and segregated by labor and materials for the various components of the Change in the Work (no aggregate labor total will be acceptable) and shall be accompanied by signed proposals of any Subcontractors or Sub-subcontractors who shall perform any portion of the Change in the Work and of any persons who will furnish materials or equipment for incorporation therein. If any of the items included in the lump sum proposal are covered by unit prices contained in the AGREEMENT, the Owner may elect to use these unit prices in lieu of the similar items included in the lump sum proposal, in which event an appropriate deduction will be made in the lump sum amount prior to the application of any allowed overhead and profit percentages. Overhead and profit shall be included in each lump sum price.

         13.2.2. If the Owner elects to have the Change in the Work performed on a unit price basis, its election shall be based on a unit price proposal which shall be submitted by the Contractor to the Owner within the time established by the Owner in the Owner's request therefore (but the Owner's request for a unit price proposal shall not be deemed an election by the Owner to have the Change in the Work performed on a unit price basis). The Contractor's proposal shall itemize the quantities of each item of the Change in the Work for which there is an applicable unit price contained in the AGREEMENT. The quantities shall be itemized in relation to each specific Drawing. Unit prices shall be applied to net differences of quantities of the same item. Nothing herein contained shall preclude the Owner from requesting a lump sum proposal and a unit price proposal with respect to the same Change in the Work, in which event the Contractor shall submit both. Overhead and profit shall be included in each unit price.

         13.2.3. If the Owner elects to have the Change in the Work on a time and material basis, the same shall be performed, whether by the Contractor its Subcontractors or Sub-subcontractors, at actual cost, excluding overhead and profit to the entity performing the Change in the Work. The Owner may require authentication of all time and material tickets and invoices by persons designated by the Owner for such purposes. The failure of the Contractor to secure any required authentication shall, if the Owner elects to treat it as such, constitute a waiver by the Contractor of any claim for the cost of that portion of the Change in the Work covered by a non-authenticated ticket or invoice; provided, however, that the authentication of any such ticket or invoice by the Owner shall not constitute an acknowledgment by the Owner that the items thereon were reasonably required for the Change in the Work.

         13.2.4. The Owner shall have no obligation or liability on account of a Change in the Work except as specifically provided in Paragraph 13.2.2. If the Contractor fails to render any proposal within ten (10) days after the date of the Owner's request pursuant to Paragraph 13.2 or such longer period of time established by the Owner in its request, the Owner may issue a unilateral Change Order for any such Change in the Work giving the Owner's reasonable estimate of the cost of the Change, which shall become automatically binding upon the Contractor. Overhead and profit included in lump sum and unit prices, as allowed under Paragraph 13.2.2, shall be deemed to cover all costs and expenses of any nature whatsoever, including, without limitation, those for clean-up, protection, supervision, estimating, field operations, impacts, inefficiency, extended (Job Site and home office) overhead, unabsorbed (Job Site and home office) overhead, delays, acceleration (actual or constructive), ripple effect, small tools and security, which the Contractor or any of its Subcontractors or Sub-subcontractors may incur in the performance of or in connection with a Change in the Work and which are not otherwise specifically recoverable by them pursuant to Paragraph 13.2.

13.3. CHANGES REQUIRING A DECREASE IN AGREEMENT PRICE. If any Change in the Work will result in a decrease in the AGREEMENT Price, the Owner may request a quotation by the Contractor of the amount of such decrease for use in preparing a Change Order. The Contractor's quotation shall be based on unit rates in Contractor's Schedule of Values and shall be forwarded to the Owner within ten (10) days after the date of the Owner's request or such longer period of time established by the Owner therein and, if acceptable to the Owner, shall be incorporated in the Change Order. If not acceptable, the parties shall make every reasonable effort to agree as to the amount of such decrease, which may be based on a lump sum properly itemized, on unit prices stated in the AGREEMENT and/or on such other basis as the parties may mutually determine. If the parties are unable to so agree, the amount of such decrease shall be the total of the estimated reduction in actual cost of the Work, as determined by the Owner's Representative in its reasonable judgment. If the Contractor fails to render any proposal within the time required herein, the Owner may issue a unilateral deductive Change Order giving the Owner's reasonable estimate of the deductive Change, which shall become automatically binding upon the Contractor.

13.4. DISPUTES REGARDING CHANGES. If any dispute should arise between the parties with respect to an increase or decrease in the AGREEMENT Price as a result of a Change in the Work, the Contractor shall not suspend performance of any such Change in the Work or the Work itself unless otherwise so ordered by the Owner in writing. The Owner may, however, notify the Contractor of its determination regarding any such Change and, in the case of an increase, may thereafter pay to the Contractor up to 50% of the Owner's reasonable estimate of the value of the Change in the Work as its sole obligation with respect to any such Change pending resolution of the dispute. The Contractor shall thereafter be subject to the terms of Paragraph 13.2. regarding its claim for any difference.

13.5. AUDIT RIGHTS. The Contractor shall afford, and shall cause its Subcontractor and Sub-subcontractors to afford, access to the Owner at all reasonable times to any accounting books and records, correspondence, instructions, invoices, receipts, vouchers, memoranda and other records of any kind relating to the Work, all of which each of them shall maintain for a period of at least four (4) years from and after the Date of Substantial Completion. The Contractor and its Subcontractors and Sub-subcontractors shall make the same available for inspection, copying and audit, in accordance with generally accepted accounting standards, within three (3) days following notification to the Contractor of the Owner's intent to audit, failing which any claims for an increase in the AGREEMENT Price and/or extension of the AGREEMENT Time, as applicable, shall be waived. Owner and contractor agree that Contractor's confidential information will be provided to Owner and/or Owner's representative(s) pursuant to a Confidentiality Agreement with customary terms and conditions.

                                   ARTICLE 14
                                     CLAIMS

14.1. CLAIMS FOR EXTENSION OF AGREEMENT TIME. No claim by the Contractor for an extension of the AGREEMENT Time or any Milestones shall be considered unless made in accordance with Paragraph 14.1. The Contractor shall not be entitled to any extension of time or any Milestones as a result of any cause unless it shall have given written notice to the Owner pursuant to Paragraph 17.3. within fourteen (14) days following the commencement of each such condition or cause of the occurrence and probable duration thereof. The Contractor hereby waives any claims for any such extensions not timely made in accordance herewith. If the Contractor timely makes any such claim and the parties are unable to agree as to whether or not the Contractor is entitled to an extension of time or the length of such extension regarding such claim, the Owner's representative shall ascertain the facts and the extent of the delay and determine and fix an extension of the time for completing the Work when the facts justify such extension.

14.2. CLAIMS FOR INCREASES IN AGREEMENT PRICE.

         14.2.1. Except as otherwise provided in Paragraph 13.2., no claim by the Contractor for an increase in the AGREEMENT Price shall be considered unless made in accordance with this Paragraph 14.2. The Contractor shall give the Owner written notice pursuant to Paragraph 17.3. of any such claim not later than fourteen (14) days after the occurrence of the event giving rise to the claim (including, without limitation, any Owner determination pursuant to Article 13.4.), but (except in the event of emergencies pursuant to Paragraph 10.4.) prior to the incurring of any expenses by the Contractor. Failure to give such notice shall constitute a waiver of the claim including, but not limited to, any and all damages, cost, impacts, inefficiency, extended overhead, unabsorbed overhead, ripple effect, or expenses of any nature whatsoever which the Contractor or its Subcontractors or Sub-subcontractors, may suffer or incur. Claims shall be made in writing and shall identify the instructions or other circumstances that are the basis of the claim and shall set forth the Contractor's best estimate of the dollar amount claimed. No claim shall be considered by the Owner if the Contractor has otherwise waived its rights to file a claim pursuant to the applicable terms of the AGREEMENT.

         14.2.2. The parties acknowledge that the provisions of Paragraphs 14.1. and 14.2. are included herein for the purpose of fixing and limiting the time within which and the manner in which claims must be made; and that Paragraphs
14.1. and 14.2. do not grant to the Contractor any right to increases in the AGREEMENT Price, or extensions in the AGREEMENT Time or any Milestones, not otherwise permitted or provided by the other terms and provisions of the AGREEMENT.

                                   ARTICLE 15
                       UNCOVERING AND CORRECTION OF WORK;
                         OWNER'S RIGHT TO CARRY OUT WORK

15.1. UNCOVERING OF WORK.

         15.1.1. If any portion of the Work should be covered contrary to the instructions or request of the Owner or the requirements of the AGREEMENT, the Contractor shall, if required by the Owner, uncover such portion of the Work for the Owner's observation and shall replace such Work all at the Contractor's expense.

         15.1.2. If any portion of the Work should be covered prior to a specific request for observation or instruction by the Owner, the Owner may request to see such Work, and it shall be uncovered by the Contractor. If such Work is found to be in accordance with the AGREEMENT and without defect, the cost of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is found to be defective or not in accordance with the AGREEMENT, the Contractor shall bear such costs; provided, however, that if it is found that the condition was caused by a Separate Contractor employed as provided in Article 7, the Contractor shall have the right to seek reimbursement of the costs it incurs as aforesaid from said Separate Contractor.

15.2. CORRECTION OF WORK.

         15.2.1. The Owner shall have the authority to reject any portion of the Work which is defective or does not conform to the AGREEMENT, and the Contractor shall promptly correct all Work so rejected by the Owner, whether observed before or after the Date of Substantial Completion and whether or not fabricated, installed or completed. In order that such corrective Work shall not interrupt or delay the Owner's schedule for completion of the Project or, if applicable, disturb the occupants of the completed Project, the Contractor shall perform such Work according to a schedule therefore established by the Owner (which may provide that the same be performed on overtime, shift work, Saturdays, Sundays and/or holidays), utilizing in the performance thereof such manpower as is necessary to complete the corrective Work in accordance with said schedule. The Contractor shall bear all costs of correcting such rejected Work including, without limitation, compensation for any additional architectural and engineering services made necessary thereby.

         15.2.2. If, within one (1) year after the Date of Substantial Completion of the Work (as determined by the Owner) or within such longer period of time as may be prescribed by law or by the terms of any applicable warranty or guarantee required by the AGREEMENT, any of the Work is found to be defective or not in accordance with the AGREEMENT, the Contractor shall correct it promptly after receipt of written instructions to that effect from the Owner unless the Owner has previously given the Contractor a written acceptance of such condition.

         15.2.3. The Contractor shall remove from the Job Site all Work which is defective or non-conforming and not corrected under Paragraph 5.4. or Subparagraphs 15.2.1. or 15.2.2. unless removal is waived by the Owner.

         15.2.4. The Contractor shall bear the cost of making good all work of Separate Contractors (and any of the Owner's other structures or facilities) destroyed or damaged by such removal or correction.

         15.2.5. If the Contractor does not remove such uncorrected defective or non-conforming Work within a reasonable time fixed by written instructions to that effect from the Owner, the Owner may remove it and store the materials and equipment at the expense of the Contractor. If the Contractor does not pay the cost of such removal and storage within ten (10) days thereafter, the Owner may, upon ten (10) additional days written notification to the Contractor, sell such materials and equipment at public or private sale and account to the Contractor for the net proceeds thereof, after deducting all the costs that should have been borne by the Contractor, including compensation for any additional architectural and engineering services and attorneys' fees made necessary thereby. If such proceeds of sale do not cover all costs which the Contractor should have borne, the difference shall be offset against any amounts then or thereafter due to the Contractor. If the amounts then or thereafter due to the Contractor are not sufficient to cover such difference, the Contractor shall, upon demand, pay the same to the Owner. The obligations of the Contractor under this Subparagraph 15.2.5. shall be in addition to, and not in limitation of, any obligations imposed on it by law, by any other provision of this AGREEMENT or by any warranty or guarantee under this Contract.

         15.2.6. If the Contractor fails to correct any defective or non-conforming Work, the Owner may correct it in accordance with Paragraph 15.3. In the event of a defect found after final acceptance of the Work by the Owner which the Contractor is obligated to correct pursuant to Subparagraph 15.2.2., the Owner may, at its option, after giving the Contractor an opportunity to correct such defect, cause such corrective Work to be performed by others and charge the Contractor with the costs thereof. Such charge shall be due and payable by the Contractor upon demand.

15.3. OWNER'S RIGHT TO CARRY OUT WORK. If the Contractor defaults or neglects to carry out the Work in accordance with the AGREEMENT or fails to perform any provision of this Contract, and such default, neglect or non-performance shall continue for a period of 48 hours after written notification thereof from the Owner [or if such default, neglect, or non-performance cannot be reasonably remedied within such 48-hour period, and Contractor does not (in the sole determination of Owner) undertake in good faith the remedy of the same within said period and thereafter proceed diligently to completion], then the Owner may, without prejudice to any other remedy the Owner may have, make good such deficiencies; provided, however, that in the event of an emergency, as determined by the Owner, no notification shall be required. The Owner shall have the right to take possession of such portion of the Job Site as will enable it to make good such deficiencies and, in connection therewith, to utilize the materials, equipment, tools, construction equipment and machinery of the Contractor located on the Job Site. If the Owner makes good any such deficiencies, the costs of correcting the same including, without limitation, compensation for additional architectural and engineering services made necessary by such default, neglect or non-performance, shall be offset against any amount then or thereafter due to the Contractor. If the amounts then or thereafter due to the Contractor are not sufficient to cover such cost, then the Contractor shall, upon demand, pay the difference to the Owner.

15.4. ACCEPTANCE OF DEFECTIVE OR NON-CONFORMING WORK. If the Owner prefers to accept defective or non-conforming Work, it may do so instead of requiring its removal and correction, in which case an appropriate amount shall be offset against any amounts then or thereafter due to the Contractor; or, if the said amount of offset is determined after final payment (or if there is not then or thereafter due to the Contractor an amount sufficient to cover the offset available to the Owner), the Contractor shall, upon demand, pay the appropriate amount (or the difference after offset, as applicable) to the Owner.

                                   ARTICLE 16
                            TERMINATION OF CONTRACTOR

16.1  TERMINATION BY OWNER FOR CAUSE.

         16.1.1. If the Contractor should become insolvent, file any bankruptcy proceedings, make a general assignment for the benefit of creditors, suffer or allow appointment of a receiver, refuse, fail, or be unable to make prompt payment to Subcontractors, disregard applicable laws, ordinances, governmental orders or regulations or the instructions of the Owner, or if the Contractor should otherwise be guilty of a violation of, or in default under, any provision of the AGREEMENT, then the Owner may, without prejudice to any other right or remedy available to the Owner and after giving the Contractor and its surety, if any, three (3) days written notice, terminate the AGREEMENT and the employment of the Contractor on the Project, take possession of the Job Site, and of all materials, equipment, tools, construction equipment and machinery thereon owned by the Contractor and finish the Work by whatever method the Owner may deem expedient. In addition, without terminating this AGREEMENT as a whole, the Owner may, under any of the circumstances set forth above, terminate any portion of this AGREEMENT (by reducing, in such manner the Owner deems appropriate, the scope of the Work to be performed by the Contractor) and complete the portion of this AGREEMENT so terminated in such manner as the Owner may deem expedient, taking possession of such part of the Job Site and utilizing such materials, equipment, tools, construction equipment and machinery owned by the Contractor as may be necessary to accomplish the same. The Contractor hereby grants to the Owner the further right: (a.) to enter upon any premises or property other than the Job Site in order to take possession of any materials, tools, equipment, machinery, or other items intended for incorporation in the Work (or any portion thereof) or for use in the performance thereof; and (b.) to receive an assignment of such subcontracts as the Owner deems necessary or desirable at the time of termination of this AGREEMENT or a portion thereof.

         16.1.2. If this AGREEMENT is terminated pursuant to Subparagraph 16.1.1, the Contractor shall not be entitled to receive any further payment until the Work is completed, and the Owner shall have the same right to retain monies owing to the Contractor as it would have to retain such monies from and against final payments. Upon the completion of the Work, the Owner shall make payment to the Contractor, or the Contractor shall reimburse the Owner, as the case may be, as provided in Article 10 of the AGREEMENT. If a portion of this AGREEMENT is terminated pursuant to Subparagraph 16.1.1. such termination shall not be treated as a reduction in the Scope of the Work pursuant to Article 13. Rather, in such event, the Owner shall offset against any monies then or thereafter due to the Contractor an amount determined by the Owner to be adequate to cover all costs and expenses it will incur in performing, or causing to be performed, the portion of this AGREEMENT so terminated. If the Owner's costs and expenses prove to be less than the amount offset, the Contractor shall be entitled to the difference unless otherwise provided herein. If the amount then or thereafter due to the Contractor is less than the amount to be offset and/or if the Owner's costs and expenses prove to exceed the amount offset, the Contractor shall pay the difference to the Owner upon demand.

         16.1.3. The remedies provided to the Owner in this Paragraph 16.1. are in addition to, and not in lieu of, any other rights or remedies available to the Owner under the AGREEMENT, at law or in equity. In the event of any breach of this AGREEMENT by the Contractor, and whether or not this AGREEMENT is terminated by the Owner, the Contractor shall be liable for all damages, losses, costs, and expenses incurred by the Owner as a result thereof.

16.2. TERMINATION BY OWNER WITHOUT CAUSE. Without limitation to the provisions of Paragraph 16.1., the Owner shall have the right at any time, upon not less than three (3) days notice to the Contractor to terminate this AGREEMENT without cause and/or for the Owner's convenience. Upon receipt of such notice of termination, the Contractor shall forthwith discontinue the Work and remove its equipment and employees from the Job Site. In the event of termination under this Paragraph 16.2., the Contractor shall have the right, as its sole and exclusive remedy, to recover from the Owner payment for all unpaid Work executed up to the date of termination. In addition, without terminating this AGREEMENT as a whole, the Owner may, for its convenience terminate a portion of this AGREEMENT (by reducing, in such manner as the Owner deems appropriate, the Scope of the Work to be preformed by the Contractor), in which event such termination of a portion of this AGREEMENT shall be treated as a reduction in the Scope of the Work pursuant to Article 13.

16.3. TERMINATION BY CONTRACTOR FOR CAUSE. Contractor shall have the right to terminate this AGREEMENT after ten (10) days written notice to Owner to terminate only if, (i) Owner becomes insolvent; or (ii) Owner does not pay as required by Article 9 herein. Notwithstanding the foregoing, Contractor shall not be entitled to terminate while the claimed nonpayment of Owner is being addressed in accordance with Section 17.1 below.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

17.1. GOVERNING LAW. This AGREEMENT shall be governed by, and construed in accordance with, the laws of the State of Idaho, U.S.A. In the event that disputed issues arise under the AGREEMENT the Parties agree to enter into good faith discussions to resolve the issues raised to the mutual satisfaction of both parties. If in spite of these good faith efforts the issues raised cannot be resolved, such dispute may be settled only by way of binding arbitration conducted in Coeur d'Alene, Idaho, under the Rules of Arbitration of the American Arbitration Association. The arbitration proceeding shall commence by a notice in writing sent by the party requesting the arbitration. The notice must indicate the issue to be resolved by arbitration and the name of the arbitrator selected by such party. Within 15 days after receipt of the arbitration notice the other party must reply indicating the name of the arbitrator selected by such party. If such party does not select an arbitrator within such period, the American Arbitration Association will appoint the second arbitrator. The two previously selected arbitrators shall designate the third arbitrator who shall preside over the arbitration tribunal, within 10 days of the appointment of the second arbitrator. If the two arbitrators are unable to agree on the third arbitrator within such ten-day period, the American Arbitration Association will appoint the third arbitrator. Arbitration decisions, taken by a simple majority, shall be binding upon the Parties. Arbitration decisions shall be final and shall not be subject to appeal except as permitted by applicable law. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to any such court for a judicial acceptance of the award or an order of enforcement.

17.2. ASSIGNABILITY; SUCCESSORS AND ASSIGNS.

         17.2.1. Neither party shall be entitled to assign this AGREEMENT in whole or in part or delegate any of its duties or obligations hereunder without the prior written consent of the other party which shall not be unreasonably withheld. Notwithstanding the foregoing such consent shall not be required in the event of assignment or delegation to an affiliate or successor of either party provided that prior written notice is given thereof.

         17.2.2. The Owner and the Contractor each binds itself and, to the extent permitted herein, its successors and assigns, to the other party and, to the extent permitted herein, the other party's successors and assigns, in respect to all covenants, agreements and obligations contained in the AGREEMENT.

17.3. NOTICE. All notices (whether or not designated as such herein) which are required under this AGREEMENT to be given between the parties pursuant to this paragraph shall be in writing and deemed given and, unless otherwise provided herein, effective when delivered personally to an officer of the party to be served (including the Contractor's Site Manager, in the case of the Contractor), when deposited in the United States mail, or in a sealed envelope, with postage thereon prepaid, sent by registered or certified mail, return receipt requested, and addressed to the appropriate party at the address set forth in the AGREEMENT or such other address as may be designated by either party hereto by notice to the other, or when transferred by wire or facsimile to the appropriate party at the aforesaid address (a complimentary confirming letter shall also be mailed to the appropriate party on the same date).

17.4. PERFORMANCE AND PAYMENT BONDS. Unless waived or otherwise agreed to by the Owner, the Contractor shall furnish (and if directed by the Owner shall require all or certain of its Subcontractors to furnish) a bond covering the faithful performance of this AGREEMENT (or any such subcontract), as revised or modified from time to time, and a bond covering the payment of all obligations arising there under, each in the full AGREEMENT Sum, as revised or modified from time to time, and with such sureties as may be approved by the Owner. If such bonds, or either of them, are stipulated in the Bidding Documents or in the AGREEMENT, the premium therefore shall be paid by the Contractor (or appropriate Subcontractors); but if required or increased in amount pursuant hereto subsequent to award of the AGREEMENT or due to Changes in the Work, the premium therefore shall be reimbursed by the Owner. The Contractor shall deliver promptly, and in any event no later than ten (10) days after notice of award, to the Owner any required bonds or amendments thereto. The Contractor's failure to timely obtain and deliver the required bonds or amendments thereto shall constitute cause for the Owner to terminate this AGREEMENT (or for the Contractor to terminate any subcontract). The Owner shall not be obligated to respond to, and the Contractor shall assure that the Owner is not sent, any job status inquiries from the Contractor, any surety, or any of their accountants or independent auditors.

17.5. MAINTENANCE OF HARMONIOUS RELATIONS. The Contractor is hereby advised that any portion of the Project, or other Projects in proximity to the Project may be subject to, and governed by, certain union or trade agreements. It is the policy of the Owner to promote and maintain harmonious relationships in connection with the Project. The Contractor and its Subcontractors and Sub-Subcontractors shall follow this policy; and shall utilize only qualified persons or organizations in the performance of the Work. A qualified person or organization is one which is not likely to promote labor unrest on the Project; which shall abide by all local, state and federal labor and employment relation rules, regulations and laws; whose financial stability is reasonably assured throughout the duration of the AGREEMENT; and whose commitments to other projects are not likely to interfere with its ability to perform its portion of the Work efficiently and most effectively. The Owner reserves the right to disapprove, or to require the removal of any person or organization who is being considered for, or has received an award to perform all or a portion of the Work but has failed to demonstrate the willingness or ability to follow this policy.

17.6 UNION AGREEMENTS. Regardless of the expiration of any collective bargaining agreement during the term of this AGREEMENT which may affect the Contractor in any of its activities including, without limitation, with respect to the Work or the Project, the Contractor is obligated to man the job and properly and timely perform the Work in a diligent manner. Upon notification of expected or actual labor disputes or job disruption arising out of any such labor dispute(s) collective bargaining negotiations, the expiration of any union or trade agreement or any other cause, the Contractor and its Subcontractors and Sub-subcontractors shall cooperate with the Owner concerning any actions to be taken by the Owner in response thereto and shall perform any action requested by the Owner to eliminate or mitigate the effects of such actions on the progress of the Work and the impact of such actions on the public access to the Owner's facilities. It is the Contractor's obligation at the Contractor's cost and expense, to take all steps available to prevent any persons performing the Work from engaging in any disruptive activities such as strikes, picketing, slowdowns, job actions or work stoppages of any nature or ceasing to work due to picketing or other such activities, which steps shall include, without limitation, execution of any appropriate project agreement with appropriate unions prohibiting all such activities on or about the Project. Notwithstanding any such occurrences, the Contractor shall not be relieved of its obligation to man the job and properly and timely perform the work in a diligent manner.

17.7. USE OF OWNER'S NAME. Neither the Contractor nor its Subcontractors or Sub-Subcontractors, by virtue of this AGREEMENT, shall acquire any right to use, and they shall not use, the name of the Owner. The Contractor may, during the course of its engagement hereunder, have access to, and acquire knowledge of or from, material, data, strategies, systems or other information relating to the Work, the Project or Owner, or its parent, affiliated, or related companies. Any such knowledge acquired by the Contractor shall be kept confidential and shall not be used, published or divulged by the Contractor to any other person, firm or corporation, or in any advertising or promotion regarding the Contractor or its Work or services, or in any other manner or connection whatsoever without first having obtained the written permission of the Owner, which permission the Owner may withhold in its sole discretion. The Contractor shall not be allowed to undertake or allow any photography on or about the Job Site or the Project absent written permission of the Owner, which permission the Owner may withhold in its sole discretion. The provisions of this paragraph shall survive the expiration or sooner termination of the AGREEMENT.

17.8. GENERAL WARRANTIES AND REPRESENATIONS. Each of the parties represents and warrants to the other party, that (a) Status: each of them is a corporation duly incorporated, organized and subsisting under its respective jurisdiction of incorporation; (b) Power: each of the parties hereto has all requisite corporate power and authority to execute and deliver this Agreement to carry out the transactions contemplated herein to which it is a party and to duly observe and perform all its covenants set out herein; and (c) Authority: the execution and delivery of this Agreement have been duly and validly authorized by all necessary action on the part of each of the parties hereto and this Agreement constitutes a legal, valid binding obligation of the parties enforceable against any of them in accordance with the terms of this Agreement.

17.9. GENERAL.

         17.9.1. The captions of divisions, sections, articles, paragraphs, subparagraphs, clauses and the like in the AGREEMENT are for convenience only and shall in no way define the content or limit the meaning or construction of the wording of the divisions, sections, articles, paragraphs, subparagraphs, clauses and the like. The parties agree that the AGREEMENT shall not be construed more strictly against any party regardless of the identity of their drafter.

         17.9.2. Unless otherwise specified, article, paragraph and subparagraph references appearing in these General Conditions are to articles, paragraphs and subparagraphs herein.

         17.9.3. The prevailing party in any dispute, arbitration, litigation or other controversy arising in connection with this AGREEMENT shall be entitled to an award of its reasonable attorneys' fees and cost.

         17.9.4. Unless otherwise specifically provided herein, the Owner may withhold any consents or approvals required of it pursuant to the AGREEMENT in its sole discretion.

                                   ARTICLE 18
                                EQUAL OPPORTUNITY

18.1. POLICIES OF EMPLOYMENT. The Contractor shall maintain policies of employment as follows:

         18.1.1. Neither the Contractor nor any of its Subcontractors or Sub-subcontractors shall discriminate against any employee or applicant for employment on the basis of race, religion, color, sex or national origin. The Contractor shall take affirmative action to insure that qualified applicants are employed and that employees are treated during employment without regard to their race, religion, color, sex, or national origin. The Contractor shall post in conspicuous places, available to employee and applicant for employment, notice setting forth these policies of non-discrimination.

         18.1.2. The Contractor and its Subcontractor and Sub-subcontractors shall state in all solicitations or advertisements for employees placed by them or on their behalf, that all qualified applicants will receive consideration for employment without regard to race, religion, color, sex or national origin.

18.2. MINORITY BUSINESS ENTERPRISE PARTICIPATION. The Contractor shall provide and shall require its Subcontractors to provide full and fair utilization of minority business enterprises in the performance of the Work.

18.3. PROCEDURES AND GUIDELINES. The provisions of the Article are in addition to any and all other policies, procedures, or guidelines established by the Owner with respect to equal employment opportunities and minority business participation which are set forth elsewhere in the AGREEMENT Documents, specifically including the Equal Employment Opportunity and Minority Business Enterprise Affirmative Action Rider. The Owner may at any time during the term of the Contract, issue Directives and furtherance of this Article and the obligations of the Contractor and its Subcontractors and Sub-subcontractors hereunder, and the Contractor and its Subcontractors and Sub-subcontractors shall comply with all the foregoing as they relate to any Work performed under this Contract. No policies, procedures or guidelines established by the Owner pursuant hereto shall give rise to a claim by the Contractor for an increase in the AGREEMENT Sum or an extension of the AGREEMENT Time, nor shall they relieve the Contractor of its primary responsibilities to provide equal employment opportunities and to insure that its Subcontractors and Sub-contractors do the same. The Contractor shall indemnify the Owner on account of any failure of the Contractor or any of its Subcontractors or Sub-subcontractors to provide equal employment opportunities as required by these AGREEMENT Documents or by law.